SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2007

 Jpak Group, Inc.
(Exact name of registrant as specified in Charter)

Nevada	333-125686	20-1977020
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

15 Xinghua Road
Qindao, Shandong Province
Postal Code 266401
People’s Republic of China
(Address of Principal Executive Offices)

(86-532) 8461 6387
(Issuer Telephone Number)

_____________________

Rx Staffing, Inc.
(Former Name)

1718 Fawn Court N.W.
Gig Harbor, Washington 98332
(253) 720-0022
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01 Entry into a Material Definitive Agreement.

The Share Exchange

On August 9, 2007, Jpak Group, Inc. (f/k/a RX Staffing, a Nevada company (the “Company”), entered into and consummated the transactions contemplated (the “Share Exchange”) under a Securities Exchange Agreement (the “SEA”) by and among the Company, Jpak Group Co., Ltd., an exempted company organized under the laws of the Cayman Islands (“Jpak”) and the shareholders of Jpak (namely Joyrich Group Limited, a British Virgin Islands (“BVI”) company, Fabregas Group Limited, a BVI company, Statepro Investments Ltd., a BVI company, Raytech Investments Limited, a BVI company, and Capital American Markets Limited, a BVI company), pursuant to which all the shares of Jpak were transferred to the Company and Jpak became a wholly-owned subsidiary of the Company, and at the same time the shareholders of Jpak were issued 23,005,000 shares of common stock of the Company (the “Common Stock”), which represented 64.4% of all the issued and outstanding shares of the Company’s Common Stock (assuming conversion of the preferred stock described below) following the Share Exchange and the financing described below.

The Financing

On August 9, 2007, the Company became a party to a Note Purchase Agreement (the “NPA”) by and among the Company, Jpak, Grand International Industrial Limited, a company organized under the laws of Hong Kong (“Grand International”) and the investors named therein (collectively, the “Investors”). The NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes in the aggregate principal amount of US$5.5 million to the Investors (the “Notes”). As a result of the Share Exchange, under the terms of the NPA and the Notes, the Notes automatically converted into (i) 5,608,564 shares of the Company’s Series A Convertible Preferred Stocks, par value $.0001 per share (the “Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of Common Stock, (ii) Series A Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.60 per share until August 2011 (the “Series A Warrants”), (iii) Series B Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.70 per share until August 2011 (the “Series B Warrants”) and (iv) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of the Company’s Common Stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of US$.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of US$.84 per share (the “Series D Warrants” and together with the Series A Warrants, Series B Warrants and Series C Warrants, the “Warrants”). The Series J Warrants shall be exercisable at an exercise price of US$1.00 per warrant and shall only be exercisable until 90 days following the effective date of the registration statement referred to below.

In connection with the financing, the Company also granted warrants to purchase 990,000 shares of Common Stock with an exercise price of US$.50 per share to the placement agent in the financing. These warrants have the same terms as the Warrants, except that they contain a “cashless” exercise provision.

On August 9, 2007, the Company also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, the Company is required to prepare and file a registration statement for the resale of the Common Stock issuable to the Investors under the Series A and Series B Preferred Stock and the Warrants and to use its best efforts to cause, and to maintain, the effectiveness of the registration statement. The Company is subject to certain monetary obligations if, among other reasons, the Company fails to file the registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days of the date of the Registration Rights Agreement or the registration statement is not declared effective by the SEC within 150 days (180 days if the registration statement gets reviewed by the SEC) from the date of the Registration Rights Agreement. The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%.

Under the Investor RRA, the shareholders of Jpak were granted piggyback registration rights with respect to the registration statement to be filed under the Investor RRA for 15,805,000 shares of Common Stock.

In addition, on August 9, 2007, the Company entered into a Securities Escrow Agreement (the “Escrow Agreement”) with the Investors, the principal stockholders named therein (the “Principal Stockholders”) and the escrow agent named therein (the “Escrow Agent”). Under the Escrow Agreement, the Principal Stockholders agreed to place an aggregate of 7,200,000 shares of Common Stock into escrow (the “Escrow Shares”) for the benefit of the Investors in the event the Company fails to achieve net income for the fiscal year ended June 30, 2008 (“Fiscal 2008”) of at least US$3.955 million (the “Fiscal 2008 Performance Threshold”). See “Item 4 - Security Ownership of Certain Beneficial Owners and Management and Principal Stockholders - Escrow Agreement” for a more detailed description of the terms of the Escrow Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described under “Item 1.01 Entry into a Material Definitive Agreement” above, on August 9, 2007, the Company acquired 100% of the equity interests in Jpak from the shareholders of Jpak in exchange for 23,005,000 shares of the Company’s Common Stock. The shares constituted 94% of all the issued and outstanding shares of the Company. In addition, the Company completed the transactions listed under “The Financing” in Item 1.01 Entry into a Material Definitive Agreement” above.

The Company is using Alternative 3 in Form 10SB. The Item references below are to the items in Form 10SB. The use of the terms “we”, “us”, “our” or similar words below, refer to the Company and its subsidiaries following the completion of the Share Exchange.

Part I
Item 1. General Overview of the Business

We are engaged primarily in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China. Since 2004, we have started and focused on the research and development, and we believe we are the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China. Our business is primarily in China, but we have recently begun contract manufacturing products for export primarily to Southeast Asia.

We commenced operations in China in 1958 as a state-owned, traditional printing and packaging company. Management completed the buyout of 88.23% of the state-owned equity interest in 2004, and in the same year started the development of aseptic liquid food and beverage cartons which was launched in the China market in 2005. In July 2007, Grand International completed the acquisition of the remaining 11.77% of the state-owned equity interest and now owns 100% of the equity interest of Qingdao Renmin Printing Co., Ltd. (“Qingdao Renmin”), a company located in Qingdao, Shandong Province of the People’s Republic of China that operates our business.

We have experienced significant growth in our business in recent years. Our total net revenues for aseptic packaging products reached US$22.6 million for the fiscal year ended June 30, 2006, up from US$10.2 million for the fiscal year ended June 30, 2005 and US$21.2 million for the nine months ended March 31, 2007, up from US$13.7 million for the nine months ended March 31, 2006.

Our Corporate Structure

Jpak was incorporated in the Cayman Islands on June 22, 2006, as Winner Dragon Limited. Winner Dragon Limited was renamed Jpak Group Co., Ltd. on September 18, 2006. In September 2006, Jpak completed the acquisition of 88.23% of the equity interest in Qingdao Renmin through Grand International, the 100% owned subsidiary of Jpak. Substantially, all of our operations are conducted in China through Qingdao Renmin. In July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.

Our Offices and Other Corporate Information

Our principal executive offices are located at 15 Xinghua Road, Qindao, Shandong Province, the People’s Republic of China, and our telephone number is (86-532) 8461 6387.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before purchasing any shares of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occurs, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy shares of our common stock.

Risks Related To Our Business

The price increase of raw materials, such as paper materials, polyethylene materials, and aluminum materials, could increase the cost of our products and reduce our profit margin.

Paper materials, polyethylene materials, and aluminum materials are the major materials for our aseptic packaging products. In the last two years, the prices of paper materials, polyethylene materials and aluminum materials have fluctuated substantially as have other raw materials due to the increasing demand in China resulting from its rapid economic development. Although we have managed to minimize the impact of such fluctuation in the past, there is no assurance that we will be able to do so in the future. If the price for paper materials, polyethylene materials, and aluminum materials and other necessary raw materials increases more significantly, our profit margin could decrease considerably we may not be able to maintain our profitability.

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to maintain or expand our production facilities, research and development initiatives and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or account of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products and services. Our planned growth includes the increase of our line of products and expansion of sales in our existing markets as well as new markets over the next few years. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

•	the continued acceptance of our products and services by the packaging industries;

•	our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

•	the costs associated with such growth, which are difficult to quantify, but could be significant;

•	rapid technological change; and

•	the highly competitive nature of the packaging industries.

If we are successful in obtaining rapid market growth of our products and services, we will be required to deliver large volumes of quality products and services to customers on a timely basis at a reasonable cost to those customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services. Such demands would require more capital and working capital than we currently have available and we may be unable to meet the needs of our customers, which could adversely affect our relationship with our customers and reduce our revenues.

We have a history of operating losses, and there can be no assurance that we can sustain or increase profitability and, as a result, may not operate as a going concern.

While we recently achieved an operating profit, we have had operating losses in some of the years since our inception and there can be no assurance that we can sustain or increase profitability. Unanticipated problems, expenses, and delays are frequently encountered in developing and marketing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing, increases in the cost of raw materials and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. Revenues and profits, if any, will depend upon various factors. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business and results of operations. In addition, we expect to incur additional general and administrative expenses as a public company in the United States which could also have a negative impact on our profitability.

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

Our indebtedness aggregated approximately US$3.6 million as of March 31, 2007. As a result, we are subject to the risks associated with significant indebtedness, including:

•	we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;

•	it may be more difficult and expensive to obtain additional funds through financings, if available at all;

•
we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

•	if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

We have pledged substantially all of our assets to secure our borrowings and are subject to covenants that may restrict our ability to operate our business.

Our borrowings under our existing loan agreements are secured by substantially all of our assets. If we default under the indebtedness secured by our assets, those assets would be available to the secured creditor to satisfy our obligations to the secured creditor. In addition, our loan agreements impose certain restrictive covenants, including financial covenants. Failure to satisfy any of these covenants could result in all or any of the following:

•	acceleration of the payment of our outstanding indebtedness;

•	cross defaults to and acceleration of the payment under other financing arrangements;

•	our inability to borrow additional amounts under our existing financing arrangements; and

•	our inability to secure financing on favorable terms or at all from alternative sources.

Any of these consequences could adversely affect our ability to acquire consumer receivable portfolios and operate our business.

The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We maintain purchase orders for the sales of our products to our customers. Although we have entered into agreements to supply our customers, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms or at all. The failure to maintain our relationships with our customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products, could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We generally rely on one or two suppliers for each of the primary materials used in our products, including paper, polyethylene and aluminum, and otherwise rely on a limited number of suppliers for the other materials used in our products. Our suppliers may not be able to supply the necessary materials without interruption. We may not have adequate remedies for their failure to supply us which could result in a shortage of our products. If one of our suppliers fails or refuses to supply us for any reason, it could take time and expense to obtain a new supplier. In addition, our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain the materials used in our products in a timely manner. The search for new suppliers could potentially delay the manufacture of our products, resulting in shortages in the marketplace and may cause us to incur additional expense. Failure to comply with applicable legal requirements subjects our suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the materials we need for our products. Any delay in supplying, or failure to supply, materials for our products by any of our suppliers could result in our inability to meet the commercial demand for our products, and could adversely affect our business, financial condition, results of operations and growth prospects.

We may not be able to adequately protect our intellectual property, which could cause us to be less competitive.

We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Piracy of intellectual property is widespread in China and despite our efforts to protect our intellectual proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our technology is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our technology, particularly in countries where the laws may not protect our intellectual property rights as fully as in other countries such as the United States of America, or U.S. In addition, third parties may seek to challenge, invalidate, circumvent or render unenforceable any intellectual property rights owned by us. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs, diversion of our management’s attention and diversion of our other resources.

The failure to increase our current manufacturing capacity could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We currently manufacture our products at a single facility with two production lines. Manufacturing products at a single site presents risks because a disaster, such as a fire or hurricane, may interrupt our manufacturing capability. In such an event, we will have to resort to alternative sources of manufacturing that could increase our costs as well as result in significant delays. Any increase in costs, slowdowns or shutdowns could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

Our use of a single manufacturing facility with two production lines may restrict our ability to attract large customers who require certainty in the production process. We intend to expand our manufacturing operations by adding additional production lines, but there is no assurance that we will have the financial resources required for this planned expansion or that any such expansion will be successful or completed in a timely fashion or within budget. We may encounter difficulties and significant unexpected costs and delays in scaling up our manufacturing operations. The failure to scale-up manufacturing operations in a timely and cost-effective way may adversely affect our income. In the event the demand for our products rapidly increases or spikes in a certain period, we may not have the manufacturing ability to fulfill demand, either in our own facilities or through agreements with third parties. This lack of manufacturing capacity could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

Our failure to successfully develop new business segments could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

We are currently pursuing and in the future may pursue new technologies and businesses segments internally or through acquisitions or combinations which involve significant risks. Any such acquisition or combination may involve, among other things, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which may adversely affect our business, financial condition, results of operations and growth prospects. Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations. There is no assurance that we will have or be able to obtain the necessary resources to satisfactorily effect such expansion, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, future acquisitions or combinations by the company involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees or difficulty, delay or failure in the integration of the operations of any such new business with our current business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects. Moreover, there can be no assurance that the anticipated benefits of any internally developed new business segment or business combination will be realized.

The loss of one or more members of our management team or other key employees could affect our ability to successfully grow our business.

Our success and future growth depends to a significant degree on the skills and continued services of our management team and other key employees, including Yijun Wang, our Chairman and Chief Executive Officer and Qingjun Yang, our President. We currently have employment agreements with our named executive officers but we do not currently maintain key person life insurance. If one or more members of our management or other key employees were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects. In addition, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors and we cannot guarantee that our board of directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Risks Related To Our Industry

We face significant competition in each product we offer and each geographic market in which we operate, and if we fail to compete effectively, we may lose our market share and our profitability may be adversely affected.

The aseptic liquid food and beverage carton market in China is rapidly evolving and highly competitive, and we expect competition in this market to persist and intensify. We face competition in each major product lines we offer and each geographic market in which we operate. We face nationwide competition primarily from Tetra Pack and SIG Cambibloc, or SIG, both multi-national companies which currently have an estimated combined 90% of the aseptic carton market. We also face competition from domestic aseptic carton suppliers in China. Existing or future competing products may provide better quality and technology, greater utility or lower cost or other benefits from their intended uses than our products, or may offer comparable performance at lower cost. Many of these companies are well-established, and have substantially greater financial and other resources and more experience in manufacturing and marketing than we do. There can be no assurance that we will be able to compete successfully with such competitors. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues, and our business could suffer.

High margins for the aseptic liquid food and beverage cartons business will attract more businesses to enter this field. Our business could suffer as a result of more competition.

Our business has enjoyed relatively high profit margins so far due to the fact that we have concentrated in the aseptic liquid food and beverage carton business. Such high margins will attract more businesses to enter into this field. As a result, competition may intensify and our profits may drop significantly.

Risks Related To Doing Business in China

Changes in China’s political or economic situation could harm us and our operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	level of government involvement in the economy;

•	control of foreign exchange;

•	methods of allocating resources;

•	balance of payments position;

•	international trade restrictions; and

•	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. The economic reforms in China have been conducted under a tight grip of the Chinese government. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. Because most of Supreme Digital’s officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against Supreme Digital and/or its officers and directors by a shareholder or group of shareholders in the United States. Also, because Supreme Digital’s officers will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of Supreme Digital’s assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or New M&A Rule, which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on our understanding of current PRC Laws, we believe that the New M&A Rule does not require us or our Chinese shareholders or our entities in China to obtain the CSRC approval in connection with the transaction contemplated by the SEA in connection with the Share Exchange because Grand International completed the approval procedures of the acquisition of the 88.23% equity interest in Qingdao Renmin at MOFCOM before September 8, 2006 when the New M&A Rule became effective.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule. Accordingly, we cannot assure you that PRC government authorities will not ultimately take a view contrary to our understanding that we do not need the CSRC approval, and PRC government authorities may impose some additional approvals and requirements.

Further, if the PRC government finds that we or our Chinese shareholders did not obtain the CSRC approval, which CSRC may think we should have obtained before our executing the Securities Exchange Agreement, we could be subject to severe penalties. The New M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Government regulations and environmental matter in China may adversely impact on our business.

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

We have obtained all permits and approvals and filed all registrations required for the conduct of its business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on our business, financial condition and results of operations. We are in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on us. We have not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of our properties or business operations, nor are we aware of any other material environmental condition with respect to any of our properties or arising out of our business operations at any other location. However, in connection with the ownership and operation of its properties (including locations to which we may have sent waste in the past) and the conduct of its business, we potentially may be liable for damages or cleanup, investigation or remediation costs.

No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to us. Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. State and local environmental regulatory requirements change often.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005.

According to Notice 75:

•
prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether PRC residents shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules, who may indirectly hold our shares through the participation and exercise of incentive stock option granted by the Joyrich Group Limited and Fabregas Group Limited, shareholders of Jpak.

As a result, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our business combination strategy and adversely affect our business and prospects following a business combination.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders who hold 5% or more of our outstanding common stock own, in the aggregate, approximately 96% of our outstanding Common Stock. These stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There is no public trading market for our common stock and there can be no assurance that one will develop in the future.

There is no public trading market for our common stock. We intend to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board or the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. The development of an active trading market will also depend on the existence of willing buyers and sellers, the presence of which is not within our control, or the control of any market maker or specialist. The number of active buyers and sellers of our common stock at any particular time may be limited. Under such circumstances, our shareholders could have difficulty selling our shares on short notice, and, therefore, our common stock should not be viewed as a short-term or liquid investment. In the absence of a trading market, a shareholder will be unable to liquidate his investment except by private sale.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-the-Counter Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company.

Any market that develops in shares of our Common Stock will be subject to the penny stock regulations and restrictions, which could impair liquidity and make trading difficult.

SEC Rule 15g-9, as amended, establishes the definition of a "penny stock" as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.   To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

In the event that we raise additional capital through the issuance of equity securities, or securities exercisable for or convertible into our equity securities, our stockholders could experience substantial dilution.

If we raise additional capital by issuing equity securities or convertible debt securities, our existing stockholders may incur substantial dilution. Further, any shares so issued may have rights, preferences and privileges superior to the rights, preferences and privileges of our outstanding common stock.

The market price of our common stock may be volatile.

The market price of our Common Stock will likely be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the beverage and energy drink industries, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock. We plan to retain any future earnings to finance growth.

Future sales of our Common Stock may depress our stock price.

Sales of a substantial number of shares of our Common Stock in the public market could cause a decrease in the market price of our Common Stock. As of August 9, 2007, we had approximately 36,000,000 shares of Common Stock outstanding (assuming conversion of the preferred stock). We also have warrants to purchase an aggregate of 11,000,000 shares of our Common Stock outstanding and we have granted the investors in our financing the right to acquire additional shares of our Common Stock as described in this report. We may also issue additional shares of stock and securities convertible into or exercisable for stock in connection with our business. In addition, we have agreed to file a registration statement covering the resale of the shares of our Common Stock underlying the securities issued in the financing and shares held by certain other holders, which shares will be freely tradeable following the effective date of such registration statement. Certain of our shareholders holding an agreement of 23,005,000 (including shares held in escrow as described herein) shares of our Common Stock have agreed that, for a period of six months following the effectiveness of the registration statement to be filed by us registering for resale the shares of Common Stock underlying the securities issued to the investors in the financing, they will not, subject to certain limited exceptions set forth in the lock up agreement, including consent by the investors, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or other dispose of any shares of Common Stock. In addition, for a period of 12 months following such six month period, no such shareholder shall sell more than one-twelfth of their total shares of Common Stock during any one month period. If a significant portion of our shares of Common Stock were sold in the public market, the market value of our Common Stock could be adversely affected.

Anti-takeover provisions of Nevada law, our articles of incorporation and our bylaws may prevent or delay an acquisition of us that shareholders may consider favorable or attempts to replace or remove our management that could be beneficial to our shareholders.

Our articles of incorporation and bylaws contain provisions which could make it more difficult for a third party to acquire us without the consent of our board of directors. Our bylaws impose restrictions on the persons who may call special shareholder meetings. Furthermore, the Nevada Revised Statutes contain an affiliated transaction provision that prohibits a publicly-held Nevada corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested stockholder” unless, among others, (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder or (ii) the transaction is approved by the holders of a majority of the corporation’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation’s outstanding voting shares. This provision may have the effect of delaying or preventing a change of control of our company even if this change of control would benefit our shareholders.

OUR BUSINESS

Overview

We are engaged primarily in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China.

We believe we are the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China. Our business is primarily in China, but we have recently begun contract manufacturing products for the export market.

Established in 1958, Qingdao Renmin was a state-owned, traditional printing and packaging company. Management completed the buyout of 88.23% of the state-owned equity interest in 2004, and in the same year started the development of aseptic liquid food and beverage cartons which was launched in the China market in 2005. In July 2007, Grand International completed the acquisition of the remaining 11.77% of the state-owned equity interest and now owns 100% of the equity interest of Qingdao Renmin, a company located in Qingdao, Shandong Province of the People’s Republic of China that operates our business.

We have experienced significant growth in our business in recent years. Our total net revenues for aseptic packaging products reached US$22.6 million for the fiscal year ended June 30, 2006, up from US$10.2 million for the fiscal year ended June 30, 2005 and US$21.2 million for the nine months ended March 31, 2007, up from US$13.7 million for the nine months ended March 31, 2006.

Our Industry

We believe that the liquid food and beverage carton market in China is approximately 26 billion packages annually with sales of US$1.4 billion. We believe the key factor that will continue to drive the growth of the liquid food and beverage carton market in China is the rapidly increasing per capita consumptions of milk and non-carbonated beverages in the major coastal cities as well as the rural regions.

Based on studies completed by us, we believe the annual consumption in the Asian (excluding China and Japan)and Middle Eastern markets is estimated at 21 billion and 4 billion packages, respectively, with double digit annual growth rates expected in most countries. The growth is primarily due to a steady increase in consumption of aseptic packaged milk and other beverage products. We also believe that multinational suppliers currently have nearly 90% and domestic suppliers have the remaining 10% of the liquid food and beverage packaging market in China.

Our Growth Strategy

We strive to consolidate our market leader position among domestic liquid food and beverage aseptic carton suppliers and intend to pursue expansion in the China market as well as selective Asian and Middle Eastern markets. We intend to achieve our goal by pursuing the following strategies:

Increasing output to further penetrate the China market.

We are continuing our efforts to increase our production output as well as widen the range of aseptic carton products to further penetrate the packaged milk and other liquid food and beverage markets in China.

Offering bundled packaging materials and filling machines.

We are developing aseptic liquid filling machines to augment the sales of our aseptic carton packaging products, enabling us to offer a complete packaging solution as well as increase per customer sales.

Increasing sales to selective Asian and other markets.

We are aggressively pursuing Asian, Middle Eastern, and other markets to increase market penetration via direct sales and channel partnerships in selective countries.

Establishing brand names and brand awareness.

We are continuing to establish a strong corporate identity as well as enhance our product brand names and brand awareness to enhance an accelerated adoption of our existing and new products.

Our Products and Services

We provide a wide variety of aseptic liquid food and beverage carton products and services intended to address the needs of our customers.

Aseptic Packaging Technology

We use aseptic packaging technology in our products. An aseptic liquid food and beverage processing and packaging ensure that the packaged contents and packaging materials are free of harmful bacteria and microorganisms in a closed, sterile production environment under ultra high temperature treatment.

Our cartons are designed and constructed for processing under aseptic conditions, keeping the liquid foods and beverages safe, fresh and flavorful without refrigeration or preservatives during storage, and allowing the liquid food and beverages to retain their nutrition, taste, texture and color.

Liquid Food and Beverage Cartons

Our aseptic liquid food and beverage cartons are made of multiple layers of polyethylene, paper board, and aluminum materials which are intended for the packaging of milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and others. Aseptic cartons are available in brick or pillow shapes in standard and slim formats, with various filling volume specifications.

Aseptic Carton Features and Advantages

Our aseptic liquid food and beverage cartons are produced with several proprietary, core product and process technologies which enable the packaging materials to have many distinctive features and advantages, including:

•	Aseptic packaging materials keep the liquid foods and beverages safe, fresh, and flavorful.

•	Cartons ensure the packaged contents are free of harmful bacteria and microorganisms.

•	Multi-layered materials are moisture-, air- and light-proof, allowing the packaged contents to retain their original nutrition, taste, texture and color.

•	Aseptic packaged materials allow liquid foods and beverages to be stored for a long period of time without refrigeration and preservatives.

•	Special printing process makes the carton package printing attractive and eye-catching.

•	Durable packaging materials are suitable for long distance shipping and handling.

•	A variety of shapes, forms and volume specifications to suit the various packaging needs.

•	Packaging materials of used and discarded cartons are renewable and recyclable.

Manufacturing

Our manufacturing and operations facility is 18,000 square meters with a current annual production output of up to two billion aseptic liquid food and beverage cartons. Our production facility is equipped with both imported and self-developed equipment and machines, including printing production lines, coating/forming processing lines, and other cutting and processing equipment.

We have established a stringent quality assurance system that is in conformance with ISO9001:2000, Aseptic Liquid Food Packaging Standards, and Food Safety and Management Requirements. We have obtained the certificates of ISO9001-2000, HACCP Food Safety and Management System as well as Advanced Technology and Product Enterprise.

We believe that our current production wastage ratio is one of the lowest in the industry. We are striving to minimize the wastage by enhancing online testing procedures, employee training as well as improving equipment and fixture efficiency.

Suppliers

Raw materials and supplies are generally procured from domestic suppliers, including paper materials, polyethylene materials, aluminum materials, and other materials. We rely on a single or limited number of suppliers for such raw materials, parts, components and other items. Although there are many suppliers for each of these raw materials, parts, components and other items, we are dependent on a limited number of suppliers for many of the significant raw materials and components. We do not have any long-term or exclusive purchase commitments with any of our suppliers.

Sales, Customers and Marketing

We sell and distribute our aseptic liquid food and beverage cartons directly to our customers who are manufacturers and suppliers of packaged milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages throughout China.

We are developing and expanding our customer base via distributors in selective Asian and the Middle Eastern countries to target manufacturers and suppliers of packaged milk, fruit juices, iced tea and other non-carbonated drinks.

We conduct our marketing activities to further penetrate the China market and to enter selective Asian and Middle Eastern markets, including: attending industry trade shows, advertising in industry publications, using internet marketing, collaborating with the government as well as increasing brand and brand awareness.

Competition

China Market

The aseptic liquid food and beverage carton market in China is dominated by Tetra Pack, followed by SIG, both multi-national suppliers with a combined 90% of the market shares. Tetra Pack provides packaging materials, packaging machines and processing solutions for the food and beverage industries is the dominant market leader worldwide. SIG is a Swiss public company that provides food and beverage carton and plastic bottle packaging materials and filling machines with estimated worldwide sales of 1.3 billion Euros in 2006. Domestic suppliers currently have an estimated 10% of the China aseptic carton market and have been gaining market shares from Tetra Pack and SIG primarily due to their lower offering price with comparable products. Domestic suppliers have penetrated the non-carbonated soft drink carton market but the higher growth milk carton market is still dominated by Tetra Pack and SIG.

We believe we currently lead the domestic suppliers with an annual production output of 2 billion packages. We plan to expand our production capacity and increase our market penetration with a bundle of sales of aseptic cartons and liquid filling machines to our existing and new customers

Asian and Middle Eastern Markets

Tetra Pack dominates the aseptic carton packaging materials and filling machines as well as the liquid food and beverage processing markets in most of the Asian and Middle Eastern countries. Since 2004, SIG has established manufacturing plants in Thailand, Vietnam and Saudi Arabia and has taken market shares from Tetra Pack in these regional markets.

With the exception of China, where alternative domestic suppliers exist, Tetra Pack and SIG are not challenged by other suppliers in most Asian and the Middle Eastern markets. China based suppliers, such as us, are beginning to enter these markets and expected to capture a portion of these market shares in the next few years.

Our Competitive Strengths

Leveraging our competitive strengths, we believe that we have established ourselves as a leader among the domestic suppliers in China and are in a strong position to challenge the dominant market positions held by. We are aggressively penetrating the aseptic carton market and expect to take significant market shares within next few years. Our competitive strengths include:

Expedited development and time-to-market capability.

We have demonstrated our ability to timely develop and bring to market a line of aseptic carton products within 18 months. We will continue capitalizing on this capability for our newly developed products.

Substantially lower manufacturing system cost.

We have developed a complete manufacturing system for the production of aseptic cartons at a cost that is significantly lower than the industry’s average. This significant cost saving makes our products the most price-competitive in the market.

Significantly reduced direct cost and lower price.

We have developed proprietary product and process technologies that allow for minimum production wastage and one of the lowest direct cost in the industry, giving us a critical competitive edge in offering attractive prices to the customers.

High product quality and proven market acceptance.

Our aseptic carton products are proven to be comparable to those of Tetra Pak and SIG and are well-received by our customers.

Experienced and cohesive management team for rapid growth.

Most key executives have been with us and working together for over 20 years. This experienced and cohesive management team is committed and ready to rapidly grow our business.

Intellectual Property

We develop our own proprietary product and process technologies for the aseptic carton packaging materials. We have filed a total of 22 patents on material structure, production equipment fixtures, testing equipment and have been granted seven patents with another 15 pending. Our seven issued patents expire between April and November 2015.

We have submitted two registered trademark applications, one of which has been accepted by the State Administration for Industry and Commerce of China. We are in the process of submitting another registered trademark applications.

Government Regulation

The PRC government regulates the printing and packaging industry. This section summarizes the principal PRC regulations relating to our businesses:

We operate our business in China under a legal regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under our authority, including the General Administration of Press and Publication, or GAPP, the State General Administration of the Quality Supervision, Inspection and Quarantine, or AQSIQ, the State Administration for Industry and Commerce, or SAIC, and their respective authorized local counterparts.

Regulations on Printing and Manufacturing of Food and Beverage Packaging Products

The principal regulations governing printing and manufacturing of food and beverage packaging products in China consist of the Regulations on the Administration of Printing Industry, the Interim Rules on Establishment of the Foreign Invested Printing Companies, the General Specification on the Manufacturing License of Food Packaging Products, Vessel, Tools and Other Products. Below is a summary of relevant provisions of these regulations.

Regulations on the Administration of Printing Industry

On August 2, 2001, the State Council enacted the Regulations on the Administration of Printing Industry, or Printing Regulations. Such Printing Regulations set forth detailed requirements on the qualification and operations of the operators of printing industry. Under the Printing Regulations, the operators of printing industry shall obtain the operating license, such as the “License for Printing Operations”. Our subsidiary, Qingdao Renmin has been granted a License for Printing Operations issued by the Shandong Provincial Bureau of Press and Publication that allows Qingdao Renmin to operate the printing business. Qingdao Renmin has also obtained a License for Special Industry issued by the Qingdao Municipal Bureau of Public Security on August 9, 2001. However, such License for Special Industry has not been required for the printing industry, since the promulgation of the Decision of the State Council on the Enactment of Administrative Licensing for the Expressly Reserved Items Subject to Administrative Examination and Approval Rules on June 29, 2004.

General Specification on the Manufacturing License of Food Packaging, Vessel, Tools and Other Products

Pursuant to the General Specification on the Manufacturing License of Food Packaging, Vessel, Tools and Other Products, or General Specification, promulgated by AQSIQ on July 18, 2006 and came into enforcement on the same day, the food and beverage packaging products must meet certain quality standards and the operators of the food packaging shall obtain a Manufacturing License from the AQSIQ. Such General Specification sets forth the detailed examination and approval procedures for applying the Manufacturing License, which include five steps to obtain the license: (i) preliminary examination at the local counterpart of AQSIQ, (ii) testing manufacturing, (iii) on-the-spot verification, (iv) examination of sample product and (v) the final approval and issuance of the license. We have obtained the Manufacturing License issued by AQSIQ in April 2007.

Regulations on Foreign Invested Printing Companies

Foreign invested printing companies are specifically governed by the Interim Rules on Establishment of the Foreign Invested Printing Companies, jointly promulgated by the GAPP and the Ministry of Commerce of China, or MOFCOM, in 2002 in accordance with the Law on Sino-Foreign Equity Joint Venture (2001), the Law on Sino-Foreign Contractual Joint Venture (2000), the Law on Wholly Foreign-Funded Enterprises (2000) and the Regulations on the Administration of Printing Industry.

The Interim Rules on Establishment of the Foreign Invested Printing Companies allow and encourage the establishment of the sino-foreign equity joint ventures and wholly foreign-funded enterprises engaged in the printing business of packaging products. Furthermore, such sino-foreign equity joint ventures and wholly foreign-funded enterprises shall also obtain the License for Printing Operations to operating the printing business in China, in accordance with the Regulations on the Administration of Printing Industry and other applicable laws and regulations.

We have applied and updated the License for Printing Operations for Qingdao Renmin since its 88.23% equity interests have been acquired by Grand International and subsequently transformed into the sino-foreign equity joint ventures.

Research and Development

Development focus.

Our research and development effort focuses on developing proprietary technology in aseptic packaging materials and liquid filling machines to meet the growing market demand. Our research and development expenditures were approximately US$432,000 and US$1.3 million for the fiscal years ended June 30, 2006 and 2005, respectively.

Research team.

We have an experienced and multi-disciplined research and development team of engineers and technicians with a proven track record working with aseptic packaging materials and machinery

Laboratory equipment.

Our research and development center has 6 laboratories and is built with state-of-the-art laboratory equipment for experiments on packaging printing, plastic materials, aluminum materials, compound material strength, microorganism assessments, trial filling processing and others.

Projects and partnerships.

We currently have 22 research and development projects ongoing, 4 of which are classified as “Focused Innovative Technology Development Projects” by Qingdao City. We have formed numerous strategic research and development partnerships with educational institutions, research institutions, material suppliers, machinery builders as well as liquid food and beverage manufacturers.

Product Pipeline.

We have a continuous pipeline of new products for aseptic liquid food and beverage carton packaging materials for current product extension and new product. We are developing our own line of liquid food and beverage filling machines with a target market launch date by the fourth quarter of 2007.

Employees

As of June 30, 2007, we had 237 employees, consisting of 164 in manufacturing and operation, 38 in research and development, 16 in sales and marketing and 19 in general and administrative. All of our employees are full-time employees.

None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.

Item 2. Management’s Discussion and Analysis or Plan of Operation

We did not conduct any operations during periods up through the date of the Share Exchange. However, we have included elsewhere in this report the historical consolidated financial statements of Qingdao Renmin, which is indirectly owned by our recently acquired subsidiary, Jpak, including a balance sheet at June 30, 2006 and statements of operations for the fiscal years ended June 30, 2006 and 2005. In addition, we have included elsewhere in this report the historical consolidated financial statements of Jpak, including a balance sheet at March 31, 2007 and statements of operations for the nine months ended March 31, 2007 and 2006. As of March 31, 2007, Jpak owned 88.23% equity interest in Qingdao Renmin through its wholly owned subsidiary Grand International and in July 2007 Grand International acquired the remaining 11.77% state-owned equity interest in Qingdao Renmin.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Qingdao Renmin for the fiscal years ended June 30, 2006 and 2005 and Jpak for the nine month period ended March 31, 2007 and 2006 and should be read in conjunction with such financial statements and related notes included in this report.

Overview

We are engaged in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China.

We believe we are the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China. Our business is primarily in China, but we have recently begun contract manufacturing products for the export market.

Reorganization

On August 9, 2007, we entered into a share exchange agreement, pursuant to which we acquired all of the outstanding capital shares of Jpak in exchange for a controlling interest in our common shares.

Jpak was organized on June 22, 2006 for the purpose of acquiring all of the capital shares of, a Chinese corporation, Qingdao Renmin, which is engaged in the development, manufacture, and distribution of aseptic liquid food and beverage cartons in China. On September 7, 2006, Jpak’s wholly owned subsidiary, Grand International, acquired 88.23% of the equity interests in Qingdao Renmin. As a result of the transactions described above, 88.23% of the equity interest in Qingdao Renmin is indirectly held by Jpak, which is a wholly-owned subsidiary of the Company. In July 2007, Grand International acquired the remaining 11.77% state-owned equity interest in Qingdao Renmin and now indirectly owns 100% equity interest in Qingdao Renmin.

Results of Operations

The following table shows the results of our business. All references to the results of operations and financial condition are those of Qingdao Renmin.

Comparison of Interim Period Ended March 31, 2007 and 2006

Revenues. Total revenues were approximately US$21.2 million for the nine-month period ended March 31, 2007 as compared to approximately US$13.7 million for the nine-month period ended March 31, 2006, an increase of approximately US$7.5 million or 54.7%. The increase resulted from increased sale of our products and services to numerous new customers in 2006 and 2007.

Cost of revenues. Cost of revenues for the nine-month period ended March 31, 2007 was approximately US$16.4 million or 77.2% of revenues as compared to US$11.2 million or 81.8% of revenues for the nine-month period ended March 31, 2006. Our cost of revenues are primarily composed of the costs of direct raw materials (mainly paper materials, polyethylene materials, aluminum materials, printing materials), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.

Operating expenses. Operating expenses were approximately US$3.4 million for the nine-month period ended March 31, 2007 as compared to approximately US$2.1 million for the nine-month period ended March 31, 2006, an increase of approximately US$1.3 million or 61.4%. The increase was mainly due to an increase in sales for approximately US$7.5 million, which resulted in an increase of our sales force, sales related marketing activities and support staff. Selling expenses primarily consist of advertising, promotional and other sales and marketing expenses, salaries, commissions, and benefits for our sales and marketing personnel. We expect that our selling expenses will increase in absolute terms in the near term as we increase our sales efforts, expansion of the markets to more markets, hire additional sales personnel, and initiate additional marketing programs. We also expect to incur additional general and administrative expenses as a result of being listed as a public company in the United States.

Interest expense. Interest expense was approximately US$[287.7] thousand for the nine-month period ended March 31, 2007 and US$[284.9] thousand for the nine-month period ended March 31, 2006.

Net income. Net income was approximately US$918,000 for the nine-month period ended March 31, 2007 as compared to approximately US$67,000 for the nine-month period ended March 31, 2007, an increase of US$851,000 or 1,270%. The increase in the net income was mainly due to the increase in revenues from new markets and new customers and our continuous efforts in monitoring expenses.

Currency translation adjustments resulting from this process are included in consolidated statement of operations and other comprehensive income and amounted to US$82,183 and US$42,224 as of March 31, 2007 and March 31, 2006, respectively. The average translation rates applied to income statement accounts for the nine-month periods ended March 31, 2007 and March 31, 2006 were RMB7.74 and RMB8.03, respectively.

The comprehensive income, which adds the currency adjustment to Net Income, were approximately US$1.0 million for the nine-month period ended March 31, 2007 as compared to approximately US$109,000 for the nine-month period ended March 31, 2006, an increase of US$900,000 or 814.8%.

Comparison of Fiscal Year Ended June 30, 2006 and 2005

Year Ended June 30	2006		2005
Revenues	$	US22,600,309	$	US10,167,577
Cost of revenues	$	US17,407,309	$	US8,388,628
Selling, general and administrative expenses	$	US3,188,643	$	US2,041,320
Other expense	$	US233,835	$	US151,126
Income taxes	$	US156,764	$	US32,384
Net profit (Loss)	$	US1,572,489	$	US475,530
Foreign adjustment	$	US171,421		--
Comprehensive income (Loss)	$	US1,743,910	$	US475,530

Revenues. Total revenues were approximately US$22.6 million for the year ended June 30, 2006 as compared to approximately US$10.2 million for the year ended June 30, 2005, an increase of approximately US$12.4 million or 122.2%. The increase resulted from increased sale of our products and services to numerous new customers in 2006.

Cost of Revenues. Cost of revenues for the year ended June 30, 2006 was approximately US$17.4 million or 77.0% of revenues as compared to US$8.4 million or 82.5% of revenues for the year ended June 30, 2005. Our cost of revenues are primarily composed of the costs of direct raw materials (mainly paper materials, polyethylene materials, aluminum materials, printing materials), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.

Operating Expenses. Operating expenses were approximately US$3.2 million for the year ended June 30, 2006 as compared to approximately US$2.1 million for the year ended June 30, 2005, an increase of approximately US$1.1 million or 56.0%. The increase was mainly due to an increase in sales of approximately US$12.4 million, which resulted in an increase of our sales force, sales related marketing activities and support staff. Selling expenses primarily consist of advertising, promotional and other sales and marketing expenses, salaries, commissions, and benefits for our sales and marketing personnel. We expect that our selling expenses will increase in absolute terms in the near term as we increase our sales efforts, expansion of the markets to more markets, hire additional sales personnel, and initiate additional marketing programs. We also expect to incur additional general and administrative expenses as a result of being listed as a public company in the United States.

Interest expense. Interest expense was approximately US$341,000 for the year ended June 30, 2006 and US$238,000 for the year ended December 31, 2005. The increase was a result of additional commercial banking loans obtained by us to support our growth.

Net income. Net income was approximately US$1.6 million for the year ended June 30, 2006 as compared to net loss of approximately US$476,000 for the year ended June 30, 2005, an increase of US$2.1 million. The increase in the net income was mainly due to the increase in revenues from new markets and new customers and our continuous efforts in monitoring expenses.

Our reporting currency is the US dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to US$171,000 as of June 30, 2006. The balance sheet amounts with the exception of equity at June 30, 2006 were translated at 7.81 RMB to 1.00 US dollar as compared to 8.07 RMB at June 30, 2005. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended June 30, 2006, and June 30, 2005 were RMB7.81 and RMB8.07, respectively.

The comprehensive income, which adds the currency adjustment to net Income, were US$1.7 million for the year ended June 30, 2006 as compared to the comprehensive loss of US$476,000 for the year ended June 30, 2005, an increase of US$2.2 million.

Income Taxes

We are not subject to any income taxes in the United States or the Cayman Islands. Under the Interim Regulations of the People's Republic of China on Enterprises Income Tax effective from January 1, 1994 to December 31, 2007 and the Income Tax Law of the People's Republic of China for Foreign Investment Enterprises and Foreign Enterprises effective from July 1, 1991 to December 31, 2007, a company is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments with the following “tax holidays”: If the enterprise is a manufacturing related joint venture with a foreign enterprise or a wholly owned subsidiary of a foreign enterprise, with an operation of 10 years or more, it enjoys a two-year income tax exemption from the year that it is profitable and a 50% income tax reduction for the following three years ( the “2-3 tax holiday”).

Our Subsidiary, Qingdao Renmin has been a domestic limited liability company since May 24, 2001 and has been subject to an income tax at an effective rate of 33%. However, since September 7, 2006, as a result of our acquisition, Qingdao Renmin is now a foreign investment enterprise and started to enjoy the 2-3 tax holidays.

On March 16, 2007, the PRC promulgated a new income tax law for enterprises that will become effective on January 1, 2008. Under the new income tax law, a company incorporated in the PRC will be generally subject to an income tax at an effective rate of 25%. In accordance with the new tax law, Qingao Renmin may continue to enjoy the 2-3 tax holidays that it currently enjoys as a foreign investment enterprise subject to the regulations to be promulgated by the State Council of the PRC.

Liquidity and Capital Resources

As of March 31, 2007, we had working capital totaling approximately US$1.8 million, including cash and cash equivalents of US$472,633 million. In May 2007, we received gross proceeds of US$5.5 million in connection with the financing described herein.

Net cash provided by operating activities was US$2.0 million for the fiscal year ended June 30, 2006 as compared to US$2.3 million for the fiscal year ended June 30, 2005. The decrease during the 2006 period was primarily the result of an increase in the amount of accounts receivables and accounts payable. Net cash provided by operating activities was US$110,000 for the nine months ended March 31, 2007 as compared to US$1.5 million for the nine months ended March 31, 2006. The decrease during the 2007 period was primarily the result of an increase in accounts receivables.

Net cash used in investing activities for the fiscal year ended June 30, 2006 totaled US$911,000 and related to the purchase of property and equipment. Net cash used in investing activities for the fiscal year ended June 30, 2005 totaled US$2.2 million and related to the purchase of property and equipment. Net cash used in investing activities was US$1.7 million for the nine months ended March 31, 2007 as compared to US$699,000 for the nine months ended March 31, 2006. The increase during the 2007 period was the result of the acquisition of property and equipment related to the enhancement and improvement to existing property and equipment.

Net cash used in financing activities for the fiscal year ended June 30, 2006 totaled US$141,000. Net cash used in financing activities for the fiscal year ended June 30, 2005 was US$136,000. During both periods, the amounts related to interest payments on outstanding debt. Net cash provided by financing activities was US$758,000 for the nine months ended March 31, 2007 as compared to net cash used in financing activities of US$415,000 for the nine months ended March 31, 2006. The increase in net cash provided by financing expenses in the 2007 period was primarily the result of an increase in capital contributions and loan proceeds, partially offset by increased bank loans and the repayment of shareholder loans.

We have entered into several loan agreements with our primary lenders, Industrial and Commercial Bank of China and Qingdao City Commercial Bank under which we have term loans. As of March 31, 2007, we had and aggregate principal amount of US$3.6 million outstanding under the loan agreements, which amounts mature from August 27, 2007 to February 11, 2008 and accrue interest at a rate from 6.372% per annum to 6.732% per annum. The loan agreements contain customary affirmative and negative covenants. As of March 31, 2007, we were in material compliance with the terms of our loan agreements.

On August 9, 2007, the Company became a party to a Note Purchase Agreement (the “NPA”) by and among the Company, Jpak, Grand International Industrial Limited, a company organized under the laws of Hong Kong (“Grand International”) and the investors named therein (collectively, the “Investors”). The NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes in the aggregate principal amount of US$5.5 million to the Investors (the “Notes”). As a result of the Share Exchange, under the terms of the NPA and the Notes, the Notes automatically converted into (i) 5,608,564 shares of the Company’s Series A Convertible Preferred Stocks, par value $.0001 per share (the “Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of Common Stock, (ii) Series A Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.60 per share until August 2011 (the “Series A Warrants”), (iii) Series B Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.70 per share until August 2011 (the “Series B Warrants”) and (iv) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of the Company’s Common Stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 hares of Common Stock (subject to adjustment) at an exercise price of US$.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of US$.84 per share (the “Series D Warrants” and together with the Series A Warrants, Series B Warrants and Series C Warrants, the “Warrants”). The Series J Warrants shall be exercisable at an exercise price of US$1.00 per warrant and shall only be exercisable until 90 days following the effective date of the registration statement related to the resale of the securities issued in the financing. In connection with the financing, the Company also granted warrants to purchase 990,000 shares of Common Stock with an exercise price of US$.50 per share to the placement agent in the financing. These warrants have the same terms as the Warrants, except that they contain a “cashless” exercise provision.

Although we expect that the net proceeds of the private placement described above, together with our available funds and funds generated from our operations, will be sufficient to meet our anticipated needs for 12 months, we may need to obtain additional capital to continue to operate and grow our business. Our cash requirements may vary materially from those currently anticipated due to changes in our operations, including our marketing and distribution activities, product development, expansion of our personnel and the timing of our receipt of revenues. Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us or at all.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Our consolidated financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Revenue recognition.

We derive our revenues primarily from sales of printing packaging products which are recognized at the point of sale.

Accounts Receivable.

Our terms of sales allow for payments to be made for up to one year. Our management reviews customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the need for reserves.

Inventory.

Inventory is stated at weighted average cost, which takes into account historical prices on a continuing basis.

Property and Equipment.

Property and equipment are stated at cost and depreciated using the straight-line method, over 5 and 40 years. The carrying value of long lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, we recognize an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based upon current and anticipated future undiscounted cash flows. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. Based upon our most recent analysis, we believe that no impairment of property and equipment existed for the fiscal year ended June 30, 2006.

Foreign Currency Translation and Transactions.

The financial position and results of operations of our foreign subsidiaries are determined using local currency (Chinese Yuan) as the functional currency. Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders’ equity. Gains and losses resulting from foreign currency transactions are included in operations.

Item 3. Description of Property

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. Qingdao Renmin currently owns land use rights to approximately 277,480 square meters of land consisting of manufacturing facilities, employee quarters and office buildings in Qingdao, China. Qingdao Renmin holds four State-owned Land Use Rights and the Building Ownership Certificates for the land use rights and buildings owned by it. On the State-owned Land Use Rights and the Building Ownership Certificate (No.: Qing Fang Di Quan 3738), State-owned Land Use Rights and Building Ownership Certificate (No.: Qing Fang Di Quan 14621) and State-owned Land Use Rights and Building Ownership Certificate (No.: Qing Fang Di Quan 45171), there is a note stating that because the information of the land is incomplete, the land use right registration is pending. On the State-owned Land Use Rights and Building Ownership Certificate (No.: Qing Fang Di Quan 19508), the type of the land use right is shown as allocated, meaning that no consideration needed to be paid for the land use right.

We intend to expand our manufacturing facility over the next few years but believe that we currently have enough land to satisfy such expansion.

Item 4. Security Ownership of Certain Beneficial Owners and Management
And Principal Stockholders

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock. The information below indicates:

•
each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock or our issued and outstanding shares of Series A Preferred Stock;

•	each of our directors, executive officers and nominees to become directors; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and is calculated based on 24,505,000 shares of Common Stock outstanding and 5,608,564 shares of Series A Preferred Stock immediately following the Share Exchange and the financing. The Series A Preferred Stock votes together with the Common Stock on all matters submitted to our stockholders. See “Item 8 - Description of Securities.” The column entitled “Total Voting Percent” represents the total voting power that a shareholder possesses based on 35,722,128 shares of Common Stock outstanding (assuming conversion of the Series A Preferred Stock).

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock and Series A Preferred Stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of any shares of Common Stock or Series A Preferred Stock, over which he or she has or shares, directly or indirectly, voting or investment power, or of which he or she has the right to acquire beneficial ownership at any time within 60 days after August 9, 2007. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address*	Number of Shares of Common Stock	Percent Owned Of Common Stock	Number of Shares of Preferred Stock	Percent Owned of Preferred Stock	Total Voting Percent
Joyrich Group Limited (1)	17,023,700	69.5%	--	--	47.7%
Fabregas Group Limited (2)	3,163,188	12.9	--	--	8.8
Statepro Investments Ltd. (3)	1,170,954	4.8	--	--	3.3
Vision Opportunity Master Fund (4)	19,442,190	44.0	5,304,282	50.0	4.9 (5)
QVT Fund LP (6)	17,497,710	42.0	4,773,854	45.0	9.9 (5)
Quintessence Fund LP (6)	1,944,190	7.0	530,428	5.0	9.9 (5)
Yijun Wang	--	--	--	--	--
Qingjun Yang	--	--	--	--	--
Huatian Sha	--	--	--	--	--
Ming Qi	--	--	--	--	--
Yuanbo Wang	--	--	--	--	--
Ligui Jiao	--	--	--	--	--
Stewart Shiang Lor (7)	21,357,842	87.2	--	--	59.8
All executive officers and directors as a group (seven persons)(8)	21,357,842	87.2%	--	--	59.8%

* The address for the officers and directors is 15 Xinghua Road, Qindao, Shandong Province, the People’s Republic of China, (86-532) 8461 6387.

(1) Joyrich Group Limited is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors. Of the shares held by Joyrich Group, 5,738,400 shares are subject to the escrow arrangement described under “-- Escrow Arrangement” below. See “Item 7. Certain Relationships and Related Transactions - Reorganization of Qingdao.”

(2) Fabregas Group Limited is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors. Of the shares held by Fabregas Group, 1,065,600 shares are subject to the escrow arrangement described under “-- Escrow Arrangement” below. See “Item 7. Certain Relationships and Related Transactions - Reorganization of Qingdao.”

(3) Statepro Investments Ltd. is a BVI company of which Stewart Shiang Lor is the sole shareholder and has sole voting and dispositive power over these shares. Mr. Lor is a one of our directors. Of the shares held by Statepro, 396,000 shares are subject to the escrow arrangement described under “-- Escrow Arrangement” below.

(4) Adam Benowitz, the managing member of Vision Opportunity Master Fund, has sole voting and investment control over these securities. Mr. Benowitz disclaims beneficial ownership of these securities. The amount listed under “Common Stock” represents shares of Common Stock issuable upon exercise of warrants and conversion of the preferred stock that are exercisable and convertible within 60 days of August 9, 2007. The amount listed under “Preferred Stock” includes 2,500,000 shares of preferred stock issuable upon exercise of warrants that are exercisable within 60 days of August 9, 2007.

(5) The terms of the preferred stock and warrants prohibit conversion of the preferred stock and exercise of the warrants to the extent that conversion of the preferred stock and exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% for Vision Opportunity Master Fund and 9.999% for QVT Fund LP and Quintessence Fund LP, in each case of our outstanding shares of our Common Stock.

(6) Management of the fund is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for the fund and shares voting and investment control over the securities held by the fund. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. QVT Associates GP LLC is the general partner of the fund and may be deemed to beneficially own the securities. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the securities held by the fund. QVT Associates GP LLC disclaims beneficial ownership of the securities held by the fund except to the extent of its pecuniary interest therein. The amount listed under “Common Stock” represents shares of Common Stock issuable upon exercise of warrants and conversions of the preferred stock that are exercisable and convertible within 60 days of August 9, 2007. The amount listed under “Preferred Stock” includes shares of preferred stock issuable upon exercise of warrants that are exercisable within 60 days of August 9, 2007.

(7) Mr. Lor has sole voting and dispositive power over the shares of Common Stock beneficially owned by Joyrich Group Limited, Fabregas Group Limited and Statepro Investments Ltd. See footnotes (1) through (3).

(8) See footnotes (1) through (3) and (7).

Share Escrow Agreement

In addition, on August 9, 2007, we entered into the Securities Escrow Agreement with the Investors, Joyrich Group Limited, Fabregas Group Limited and Statepro Investments Ltd. (the “Escrow Stockholders”) and the Escrow Agent. Under the Escrow Agreement, the Principal Stockholders agreed to place an aggregate of 7.2 million shares of Common Stock into escrow for the benefit of the Investors in the event we fail to achieve net income for Fiscal 2008 of at least US$3.955 million (the “Fiscal 2008 Performance Threshold”). The Escrow Shares will be delivered as follows:

(i)	If our net income for Fiscal 2008 is less than 59.99% of the Fiscal 2008 Performance Threshold, all of the Escrow Shares will be distributed on a pro rata basis to the Investors.

(ii)
If our net income for Fiscal 2008 is equal to or greater than 60% but less than 69.99% of the Fiscal 2008 Performance Threshold, the Escrow Agent will deliver to (A) the Investors 5,400,000 of the Escrow Shares and (B) the Escrow Stockholders 1,800,000 of the Escrow Shares.

(iii)
If our net income for Fiscal 2008 is equal to or greater than 70% but less than 79.99% of the Fiscal 2008 Performance Threshold, the Escrow Agent will deliver to (A) the Investors 3,600,000 of the Escrow Shares and (B) the Escrow Stockholders 3,600,000 of the Escrow Shares.

(iv)
If our net income for Fiscal 2008 is equal to or greater than 80% but less than or equal to 90% of the Fiscal 2008 Performance Threshold, the Escrow Agent will deliver to (A) the Investors 1,800,000 of the Escrow Shares and (B) the Escrow Stockholders 5,400,000 of the Escrow Shares.

(v)
If our net income for Fiscal 2008 is equal to or greater than 90.01% of the Fiscal 2008 Performance Threshold, the Escrow Agent will return and deliver all of the Escrow Shares to the Principal Stockholders.

We have agreed to provide the Investors with our Fiscal 2008 financial statements on or before October 31, 2008 to allow the Investors the opportunity to evaluate whether the Fiscal 2008 Performance Threshold was attained.

If any Escrow Shares are distributed to the Investors under the Escrow Agreement, we have agreed to use commercially reasonable efforts to file a registration statement relating to the resale by the Investors of the Escrow Shares so distributed within 30 days following the date that we are obligated to deliver any such Escrow Shares to the Investors. We will thereafter use commercially reasonable efforts to cause such registration statement to become effective. We will cause the registration statement to remain effective until each Investor has sold Escrow Shares received by it or until each Investor is permitted to resell all of the Escrow Shares received by it at one time pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

Lock-Up Agreement

Certain of our shareholders holding an agreement of 23,005,000 shares of our Common Stock have agreed that, for a period of six months following the effectiveness of the registration statement to be filed by us registering for resale the shares of Common Stock underlying the securities issued to the Investors, they will not, subject to certain limited exceptions set forth in the lock up agreement, including consent by the Investors, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or other dispose of any shares of Common Stock. In addition, for a period of 12 months following such six month period, no such shareholder shall sell more than one-twelfth of their total shares of Common Stock during any one month period.

Item 5. Directors and Executive Officers

MANAGEMENT

Executive Officers and Directors

The following individuals were appointed as our officers and directors upon the completion of the Share Exchange between the Company and Jpak. The officers and directors below were not affiliated with us prior to the Share Exchange. The officers and directors of the company prior to the Share Exchange resigned from their positions in connection with the Share Exchange.

Name__________	Age	Position

Yijun Wang	56	Chairman of the Board of Directors and Chief Executive Officer

Qingjun Yang	52	Director and President

Huatian Sha	52	Director and Vice President, Accounting

Ming Qi	43	Director and Chief Financial Officer

Stewart Shiang Lor	44	Director

Yuanbo Wang	51	Vice President, Technology

Ligui Jiao	49	Vice President, Manufacturing

Mr. Yijun Wang, the Chairman of the Board and Chief Executive Officer. Mr. Wang has over 30 years of working experience in corporate management, product development, manufacturing and operations, technology management as well as government relations. He has been with Qingdao Renmin and served as CEO since 1984. Prior to joining Qingdao Renmin, Mr. Wang served in several technical management positions at Qingdao Light Industrial Co., Ltd. He has received numerous government and industry awards and distinctions, among them the “Outstanding Corporate Executive - Qingdao”; and “National Top Executive in Packaging Industry”. Mr. Wang is a certified Senior Economist and a certified Senior Mechanical and Electrical Engineer. He graduated from Nanjing Machinery and Electrical Institute, Qingdao Light Industrial Management School, and National Economic Council University.

Mr. Qingjun Yang, Director and President. Mr. Yang serves as President of Qingdao Renmin and also leads the Marketing and Sales Division. He has been with Qingdao Renmin for over 30 years, starting as a technical manager on the production line and ultimately becoming the President in 2001. Mr. Yang is experienced in technical management, marketing and sales, distribution management, product development as well as manufacturing and operations. Mr. Yang has received several government and industry awards and distinctions, including the “Top Packaging Executive in Shandong Province - 2005”. He has completed several technical and management courses at Beijing Printing Institute, Ministry of Light Industry Management School, and Qinghua University. Mr. Yang received his bachelor degree in Mechanical Engineering from Qingdao Zhigong University.

Mr. Huatian Sha, Director and Vice President, Accounting. Mr. Sha is responsible for Qingdao Renmin’s finance and accounting operations. He has more than 30 years of extensive experience in finance and accounting, operations management and technical management. Prior to joining Qingdao Renmin, Mr. Sha served various operations and accounting management positions at Xinhe Cultural and Sporting Co., Ltd., Qingdao State Holding Co., Ltd, and Qingdao Sewing Machinery Co., Ltd. Mr. Sha graduated from Shandong Mechanical and Industry College and Qingdao State Management School.

Mr. Ming Qi, Director and Chief Financial Officer. Mr. Qi serves as Director and Chief Financial Officer at Qindao Renmin. He has over 20 years of extensive experience in corporate and financial management, international trade and export management, manufacturing and operations, sales and marketing. Prior to joining Qingdao Renmin, he was General Manager at a Qingdao food process plant of Zhengda Group and served senior management positions at several Qingdao based companies. Mr. Qi received bachelor degree in Mechanical Engineering from Shandong University.

Mr. Stewart Shiang Lor, Director. Mr. Lor serves as Director at Qingdao Renmin. He has over 20 years of working experience in diverse disciplines including corporate management, manufacturing and operations, international trade, corporate finance and investment, information technology as well as sales and marketing. Mr. Lor cofounded Lorons International Corporation, PowerBridge Technology Co., Ltd. and Cmark Capital Co., Ltd. and served senior management positions at several U.S. and China based companies. Mr. Lor graduated from State University of New York at Stony Brook and studied Management at Baruch College.

Mr. Yuanbo Wang, Vice President, Technology. Mr. Wang is responsible for our research and development, quality assurance and equipment management. He has 35 years of extensive experience in product design and formulation, production process and equipment research, development and optimization as well as quality assurance and control. Prior to joining Qingdao Renmin, Mr. Wang served as Vice President at Qingdao Sensitization Material Co., Ltd. and Operations Manager at Qingdao Carpet Co., Ltd. He received bachelor degree in Mechanical Engineering from Shandong Chemical Engineering University.

Mr. Ligui Jiao, Vice President, Manufacturing. Mr. Jiao is responsible for our manufacturing, inventory and material management operations. He has over 30 years of working experience in production planning, production management, inventory control, and material management as well as manufacturing resource planning applications. Prior to joining Qingdao Renmin, Mr. Jiao served in various equipment and manufacturing management positions at Qingdao Textile Electronics Equipment Co., Ltd. Mr. Jiao graduated from Qingdao Zhigong University in Mechanical and Process Engineering and Shandong Electrical and Industry College in Economics and Management.

Board Committees

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by our board of directors, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.

Code of Ethics

We have not formally adopted a written code of ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions. Based on our small size and limited financial and human resources, we have not adopted a written code of ethics. We intend to formalize and adopt a written code of ethics following the Share Exchange.

Item 6. Executive Compensation

The Company

We have not paid any compensation to our chief executive officer or any other executive officer during the fiscal years ended December 31, 2006, 2005 and 2004.

Jpak

The following table sets forth the compensation paid by Jpak to our chief executive officer and to all other executive officers for services rendered during the fiscal years ended June 30, 2006, 2005 and 2004. In reviewing the table, please note that:

•	The compensation amounts paid to Yijun Wang, reflects compensation paid to him by the operating subsidiaries of Jpak during the reported periods; and
•	No other officer earned more than US$100,000 per annum

		Annual Compensation			Long Term Compensation
Name and Position	Year	Salary	Bonus	Other	Restricted Stock Awards (US$)	Common Shares Underlying Options	All Other Compensation

Yijun Wang, CEO(1)	2006 2005 2004	$50,000 $42,000 $30,000	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --

(1) The compensation for Yijun Wang reflects his salary at Qingdao Renmin prior to the Share Exchange.

Our Chief Financial Officer, Ming Qi, commenced working for us in January 2007 and will receive an annual salary of $30,000.

Employment Agreements

We do not currently have any employment agreements with our executive officers, but intend to enter into employment agreements at market rates as determined by the board of directors and confidentiality agreements with our executive officers.

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2006, we did not have a compensation committee or another committee of our board of directors performing equivalent functions. Instead, the entire board of directors performed the function of a compensation committee. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the board of directors or compensation committee.

Item 7. Certain Relationships and Related Transactions

Reorganization of Qingdao

On August 21, 2006, Grand International entered into a sales and purchase agreement with three of the five existing shareholders ("Original Shareholders") of Qingdao Renmin, pursuant to which Grand International purchased 88.23% of the equity interest in Qingdao Renmin. The total purchase consideration was RMB40,999,000 which was determined based upon the net asset value of Qingdao Renmin as of August 21, 2006. On September 5, 2006, this transfer was approved by the Qingdao Municipal Bureau of Foreign Trade and Economic Cooperation, and the registration with the Qingdao State Administration for Industry and Commerce was completed on December 7, 2006. As a result of this transfer, Grand International acquired an 88.23% equity interest in Qingdao Renmin. In July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin.

In March 2007, Joyrich Group Limited and Fabregas Group Limited, two of our principal shareholders, issued stock options to the executives and management team of Qingdao Renmin pursuant to which such persons will be entitled to acquire shares of Joyrich Group Limited and Fabregas Group Limited. Under the terms of the options, such person will have the right to purchase 100% of the outstanding capital stock of Joyrich Group Limited and 43.63% of the outstanding capital stock of Fabregas Group Limited. These options may be exercised in accordance with the following schedule: 50% of the shares subject to these options vested; 25% of the shares subject to these options shall be vested on September 30, 2007; provided, that the revenue of Qingdao Remnin for the period from July 1, 2007 to September 30, 2007 reaches RMB 36,000,000; 25% of the shares subject to these options shall be vested on December 31, 2007; provided, that the revenue of Qingdao Remnin for the period from October 1, 2007 to December 31, 2007 reaches RMB 30,000,000.

Share Exchange

On August 9, 2007, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, Jpak and the shareholders of Jpak. Pursuant to the Share Exchange Agreement, we acquired all of the outstanding capital stock of Jpak in exchange for 23,005,000 shares of our Common Stock. See “Item 1.01 - Entry into a Material Definitive Agreement.”

Share Escrow Agreement

In addition, on August 9, 2007, we entered into the Securities Escrow Agreement with the Investors, the Escrow Stockholders and the Escrow Agent. Under the Escrow Agreement, the Principal Stockholders agreed to place an aggregate of 7.2 million shares of Common Stock into escrow for the benefit of the Investors in the event we fail to achieve net income for Fiscal 2008 of at least US$3.955 million (the “Fiscal 2008 Performance Threshold”). The Escrow Shares will be delivered as follows:

(i)	If our net income for Fiscal 2008 is less than 59.99% of the Fiscal 2008 Performance Threshold, all of the Escrow Shares will be distributed on a pro rata basis to the Investors.

(ii)
If our net income for Fiscal 2008 is equal to or greater than 60% but less than 69.99% of the Fiscal 2008 Performance Threshold, the Escrow Agent will deliver to (A) the Investors 5,400,000 of the Escrow Shares and (B) the Escrow Stockholders 1,800,000 of the Escrow Shares.

(iii)
If our net income for Fiscal 2008 is equal to or greater than 70% but less than 79.99% of the Fiscal 2008 Performance Threshold, the Escrow Agent will deliver to (A) the Investors 3,600,000 of the Escrow Shares and (B) the Escrow Stockholders 3,600,000 of the Escrow Shares.

(iv)
If our net income for Fiscal 2008 is equal to or greater than 80% but less than or equal to 90% of the Fiscal 2008 Performance Threshold, the Escrow Agent will deliver to (A) the Investors 1,800,000 of the Escrow Shares and (B) the Escrow Stockholders 5,400,000 of the Escrow Shares.

(v)
If our net income for Fiscal 2008 is equal to or greater than 90.01% of the Fiscal 2008 Performance Threshold, the Escrow Agent will return and deliver all of the Escrow Shares to the Escrow Stockholders.

We have agreed to provide the Investors with our Fiscal 2008 financial statements on or before October 31, 2008 to allow the Investors the opportunity to evaluate whether the Fiscal 2008 Performance Threshold was attained.

If any Escrow Shares are distributed to the Investors under the Escrow Agreement, we have agreed to use commercially reasonable efforts to file a registration statement relating to the resale by the Investors of the Escrow Shares so distributed within 30 days following the date that we are obligated to deliver any such Escrow Shares to the Investors. We will thereafter use commercially reasonable efforts to cause such registration statement to become effective. We will cause the registration statement to remain effective until each Investor has sold Escrow Shares received by it or until each Investor is permitted to resell all of the Escrow Shares received by it at one time pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

Lock-Up Agreement

Certain of our shareholders holding an agreement of 23,005,000 shares of our Common Stock have agreed that, for a period of six months following the effectiveness of the registration statement to be filed by us registering for resale the shares of Common Stock underlying the securities issued to the Investors, they will not, subject to certain limited exceptions set forth in the lock up agreement, including consent by the Investors, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or other dispose of any shares of Common Stock. In addition, for a period of 12 months following such six month period, no such shareholder shall sell more than one-twelfth of their total shares of Common Stock during any one month period.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of the American Stock Exchange LLC, or the AMEX. The board of directors also will consult with counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we do not satisfy the “independent director” requirements of the American Stock Exchange, which requires that a majority of a company’s directors be independent. Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.

Item 8. Description of Securities

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, of which 24,505,000 are currently issued and outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant. Each share shall be entitled to the same dividend. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

Our certificate of incorporation gives our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. Except for the Series A preferred stock and the Series B preferred stock issuable upon exercise of the Series J Warrant, we have no present plans to issue any shares of preferred stock.

Series A Convertible Preferred Stock

The board of directors has created a series of Series A preferred stock consisting of 5,800,000 shares. Each share of series A preferred stock is convertible into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the original Series A issue price set forth therein divided by (ii) the conversion price. The initial issue price shall be US$1.00 and the initial conversion price shall be US$.50.

The Series A preferred stock has no preemptive rights. The Series A preferred stock will not accrue dividends. However, in the event that any dividends are paid on the Company’s common stock, the holders of Series A preferred stock shall share with the holders of common stock on an as converted basis in such dividends.

The Series A preferred stock has certain class voting right. Each holder of Series A preferred stock shall be entitled to vote on all matters, together with the holders of common stock, on an as converted basis, subject to a 9.99% limitation. So long as any shares of series A preferred stock are outstanding, the Company shall not, without the affirmative approval of at least a majority of the shares of the Series A preferred stock outstanding, (i) amend, alter or repeal the provisions of the Series A preferred stock, so as to adversely affect any right, preference, privilege or voting power of the Series A preferred stock; or (ii) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series A preferred stock.

The holders of record of shares of Series A preferred stock shall not be entitled to receive any liquidation preference in the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

For a period of twelve months after the issuance of Series A preferred stock, holders will have full-ratchet anti-dilution protection on subsequent equity sales. Thereafter, the Series A preferred stock will have weighted average anti-dilution protection on subsequent equity sales.

Warrants

Series A Warrants

We have 5,500,000 Series A Warrants issued and outstanding. The Series A Warrants are exercisable at US$.60 per share in cash or, in certain circumstances pursuant to a “cashless” exercise, for a term of four years. For a period of twelve months after the issuance of Series A Warrants, holders will have full-ratchet anti-dilution protection on subsequent equity sales. Thereafter, the Series A Warrants will have weighted average anti-dilution protection on subsequent equity sales.

We have a redemption option if the average daily trading volume of the Common Stock for any 15 consecutive trading days equals or exceeds US$1.0 million shares of Common Stock. The redemption price shall equal 250% of the exercise price. Our ability to redeem the Series A Warrant is subject to certain conditions set forth in the warrants.

Series B Warrants

We have 5,500,000 Series B Warrants issued and outstanding. The Series B Warrants are exercisable at US$.70 per share in cash or, in certain circumstances pursuant to a “cashless” exercise, for a term of four years. The Series B Warrants contain the same rights as the Series A Warrants.

Series J Warrants

We have Series J Warrants issued and outstanding which are excisable for an aggregate of up to (i) 5,000,000 shares of Series B preferred stock, (ii) 4,166,667 Series C Warrants and (iii) 4,166,667 Series D Warrants. The Series J Warrants shall be exercisable at US$1.00 per warrant. The Series J Warrants shall be exercisable for a period of three months following the effectiveness of the resale registration statement filed to register for resale the shares of Common Stock underlying the Series A preferred stock, Series A Warrants, and Series B Warrants. The Series B preferred stock shall be the same as the Series A preferred stock, except that the initial conversion price shall be US$.60 and it shall only contain weighted average anti-dilution protection. The Series C Warrants and Series D Warrants shall be the same as our other outstanding warrants, except that the exercise prices under the Series C and Series D Warrants shall be US$.72 and US$.84, respectively, and they shall only contain weighted average anti-dilution protection.

Placement Agent Warrants

We have 990,000 placement agent warrants that were issued to the placement agent in our financing and are exercisable at US$.50 per share. The placement agent warrants have the same terms as our other warrants, except that they contain a “cashless” exercise provision and they do not contain weighted average anti dilution protection.

Part II

Item 1. Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

Shares of our Common Stock have not commenced trading on the OTC Bulletin Board, but when trading commences, our Common Stock will trade under the symbol “Jpak”. We cannot assure you that a trading market for our securities will develop.

As of August 9, 2007, there were approximately 29 record holders of our Common Stock.

Dividend Policy

We have never declared or paid dividends on our common stock. We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

We did not have any equity compensation plans as of December 31, 2006. Our Board of Directors may adopt an equity compensation plan in the future.

Item 2. Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

Item 3. Recent Sales of Unregistered Securities.

On August 9, 2007, we issued 23,005,000 shares of Common Stock in exchange for all of the issued and outstanding shares of Jpak.

On August 9, 2007, we became a party to a Note Purchase Agreement (the “NPA”) by and among us, Jpak, Grand International Industrial Limited, a company organized under the laws of Hong Kong (“Grand International”) and the investors named therein (collectively, the “Investors”). The NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes in the aggregate principal amount of US$5.5 million to the Investors (the “Notes”). As a result of the Share Exchange, under the terms of the NPA and the Notes, the Notes automatically converted into (i) 5,608,564 shares of our Series A Convertible Preferred Stocks, par value $.0001 per share (the “Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of Common Stock, (ii) Series A Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.60 per share until August 2011 (the “Series A Warrants”), (iii) Series B Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.70 per share until August 2011 (the “Series B Warrants”) and (iv) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of our Common Stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of US$.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of US$.84 per share (the “Series D Warrants” and together with the Series A Warrants, Series B Warrants and Series C Warrants, the “Warrants”). The Series J Warrants shall be exercisable at an exercise price of US$1.00 per warrant and shall only be exercisable until 90 days following the effective date of the registration statement registering for resale the shares of common stock underlying the securities issued in the financing.

In connection with the financing, we also granted warrants to purchase 990,000 shares of Common Stock with an exercise price of US$.50 per share to the placement agent in the financing. These warrants have the same terms as the Warrants, except that they contain a “cashless” exercise provision.

None of the above transactions involved a public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

Item 4. Indemnification of Directors

Article X of our Articles of Incorporation provide that no director or officer of the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes is not so eliminated. The corporation shall advance or reimburse reasonable expenses incurred by this individual without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation.

Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Under the terms of the Share Exchange, all of the officers and directors of the Company prior to the closing of the Share Exchange resigned and the officer and directors contained in this Form 8-K were appointed. Reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 6, 2007, an amendment to the Articles of Incorporation became effective. The amendment to our Articles of Incorporation was to implement to change our name to Jpak Group, Inc.

Item 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the share exchange described under Item 2.01 of this current report on Form 8-K, we believe we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The financial statements of Jpak and Qindao Renmin and the pro forma financial information of us and RX Staffing set forth below are filed with this report.

Audited Financial Statements

Qindao Renmin Printing Co., Ltd.

Report of Independent Registered Public Accounting Firm

Balance Sheet as of June 30, 2006 and 2005

Statement of Operations for the fiscal years ended June 30, 2006 and 2005

Statement of Stockholders’ Deficit for the fiscal years ended June 30, 2006 and 2005

Statement of Cash Flows for the fiscal years ended June 30, 2006 and 2005

Notes to Financial Statements

Unaudited Financial Statements

Jpak Group Co., Ltd.

Consolidated Balance Sheet as of March 31, 2007

Consolidated Statement of Operations and Other Comprehensive Income for the nine months ended March 31, 2007 and 2006

Consolidated Statement of Cash Flows for the nine months ended March 31, 2007 and 2006

Notes to Consolidated Financial Statements

(b) Pro forma financial information

Jpak Group Co., Ltd. and Jpak Group, Inc. (f/k/a RX Staffing, Inc.)

Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2007

Unaudited Pro Forma Condensed Statement of Operations for the nine months ended March 31, 2007

Unaudited Pro Forma Condensed Statement of Operations for the fiscal year ended June 30, 2006

Notes to Unaudited Pro Forma Condensed Financial Statements

(d) Exhibits

See the Exhibit Index hereto, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        JPAK GROUP, INC.
(Registrant)

By: /s/ Vijun Wang
      Name: Vijun Wang
      Title:    Chairman and Chief Executive Officer

Date:   August 13, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1
Securities Exchange Agreement by and among Jpak Group, Inc., Jpak Group Co., Ltd., the shareholders of Jpak Group Co., Ltd. named therein and the selling party named therein, dated as of August 9, 2007.

3.1
Articles of Incorporation of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), filed with the Secretary of State of Nevada on December 6, 2004 (incorporated by reference to Exhibit 3 of Rx Staffing, Inc.’s Form SB-2 filed on June 10, 2005).

3.1(a)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on November 29, 2006.
3.1(b)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on July 27, 2007.
3.2	By-laws of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), adopted on December 10, 2004 (incorporated by reference to Exhibit 3 of Rx Staffing, Inc.’s Form SB-2 filed on June 10, 2005).
3.2(a)	First Amendment to By-laws adopted on July 27, 2007.
4.1	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on August 9, 2007.
4.2	Form of Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Jpak Group, Inc.
4.3	Series A Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on August 9, 2007.
4.4	Series B Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on August 9, 2007.
4.5	Series J Warrant to Purchase shares of the Series B Convertible Preferred Stock, Series C Warrants to Purchase Common Stock and Series D Warrants to Purchase Common Stock, issued August 9, 2007.
4.6	Form of Series C Warrant to Purchase shares of Common Stock of Jpak Group, Inc.
4.7	Form of Series D Warrant to Purchase shares of Common Stock of Jpak Group, Inc.
10.1	Note Purchase Agreement by and among Jpak Group Co., Ltd, Grand International Industrial Limited and the investors identified therein, dated as of May 17, 2007.
10.2	Joinder Agreement executed by Jpak Group, Inc., dated as of August 9, 2007.
10.3	Registration Rights Agreement by and among Jpak Group, Inc. and the purchasers named therein, dated as of August 9, 2007.
10.4
Securities Escrow Agreement by and among Jpak Group, Inc., the purchasers named therein, the principal stockholders of Jpak Group, Inc. named therein and the escrow agent named therein, dated as of August 9, 2007.

10.5	Lock-Up Agreement by and among Jpak Group, Inc. and the shareholders of Jpak Group, Inc. named therein, dated as of August 9, 2007.
10.6	Working Capital Loan Contract, effective as of August 27, 2006, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender.
10.7	Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Qingdao City Commercial Bank, Yongping Branch, as lender.
10.8	Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender.
10.9	Working Capital Loan Contract, effective as of April 10, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender.
21.1	List of Subsidiaries of the Company

Index to Financial Statements

Page
Audited Financial Statements

Qindao Renmin Printing Co., Ltd.

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of June 30, 2006 and 2005	F-2

Statement of Operations for the fiscal years ended June 30, 2006 and 2005	F-3

Statement of Stockholders’ Deficit for the fiscal years ended June 30, 2006 and 2005	F-4

Statement of Cash Flows for the fiscal years ended June 30, 2006 and 2005	F-5

Notes to Financial Statements	F-6 - F-12

Unaudited Financial Statements

Jpak Group Co., Ltd.

Consolidated Balance Sheet as of March 31, 2007	F-13

Consolidated Statement of Operations and Other Comprehensive Income for the nine months ended March 31, 2007 and 2006	F-14

Consolidated Statement of Cash Flows for the nine months ended March 31, 2007 and 2006	F-15

Notes to Consolidated Financial Statements	F-16 - F-18

(b) Pro forma financial information

Jpak Group Co., Ltd. and Jpak Group, Inc. (f/k/a RX Staffing, Inc.)

Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2007	F-20

Unaudited Pro Forma Condensed Statement of Operations for the nine months ended March 31, 2007	F-21

Unaudited Pro Forma Condensed Statement of Operations for the fiscal year ended June 30, 2006	F-22

Notes to Unaudited Pro Forma Condensed Financial Statements	F-23

QINGDAO RENMIN PRINTING CO., LTD.

FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

QINGDAO RENMIN PRINTING CO., LTD.

FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Qingdao Renmin Printing Co., Ltd.

We have audited the accompanying balance sheet of Qingdao Renmin Printing Co., Ltd. as of June 30, 2006, and the related statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Qingdao Renmin Printing Co., Ltd. as of June 30, 2006, and the results of their operations and cash flows for the years ended June 30, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao, LLC
Parsippany, New Jersey
October 23, 2006

QINGDAO RENMIN PRINTING CO., LTD.

BALANCE SHEET

AS OF JUNE 30,

ASSETS

2006
CURRENT ASSETS
Cash and cash equivalents	$1,289,995
Restricted cash for trade notes repayment	971,238
Account receivables, net of allowance $12,296	9,091,948
Inventory	2,351,650
Prepaid expenses	57,913

Total Current Assets	13,762,744

PROPERTY AND EQUIPMENT, NET	6,720,343

Total Assets	$20,483,087

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued expenses	$6,481,207
Trade notes payable	836,336
Bank loans payable	4,331,920
Other loans payable	2,513,293
Due to affiliates	46,318
Other current liabilities	22,586

Total Liabilities	14,231,660

STOCKHOLDERS’ EQUITY	6,251,427

Total Liabilities and Stockholders' Equity	$20,483,087

See accountants’ report and notes to financial statements.

QINGDAO RENMIN PRINTING CO., LTD.

STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30,

	2006	2005

REVENUE	$22,600,309	$10,167,577

COST OF SALES	17,407,309	8,388,628

GROSS PROFIT	5,193,000	1,778,949

EXPENSES
Selling, general and administrative	3,188,643	2,041,320
Depreciation expense	41,269	29,649

Total Expenses	3,229,912	2,070,969

INCOME (LOSS) FROM OPERATIONS	1,963,088	(292,020)

OTHER INCOME (EXPENSES)
Other expenses	(233,835)	(151,126)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	1,729,253	(443,146)

PROVISION FOR INCOME TAX	156,764	32,384

NET INCOME (LOSS)	1,572,489	(475,530)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	171,421	-

COMPREHENSIVE INCOME	$1,743,910	($ 475,530)

See accountants’ report and notes to financial statements

QINGDAO RENMIN PRINTING CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2006 AND 2005

				Accumulated
		Retained		Other	Total
	Capital	Earnings	Statutory	Comprehensive	Stockholders’
	Contributed	(Deficiency)	Reserves	Income	Equity

Balance July 1, 2004	$5,366,395	($ 404,035)	$20,687	$-	$4,983,047

Net income (Loss)	-	(475,530)	-	-	(475,530)

Balance June 30, 2005	5,366,395	(879,565)	20,687	-	4,507,517

Net income (Loss)	-	1,572,489	-	-	1,572,489

Foreign currency transaction
adjustment	-	-	-	171,421	171,421

Statutory reserves	-	(157,249)	157,249	-	-

Balance June 30, 2006	$5,366,395	$535,675	$177,936	$171,421	$6,251,427

See accountants’ report and notes to financial statements.

QINGDAO RENMIN PRINTING CO., LTD.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30,

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,572,489	($ 475,530)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	639,403	1,661,382
(Gain) loss on disposal of fixed assets	(21,083)	2,110
Additional capital contributions	-	1,013,732
Changes in assets and liabilities:
Restricted cash	(108,242)	(256,662)
Bank note payable	(127,328)	810,156
Account receivables	(6,916,032)	555,915
Inventory	642,390	(359,216)
Prepaid expenses	(278,152)	259,901
Other payables	2,936,676	(1,037,563)
Other assets	(95,150)	9,680
Accounts payable and accrued expenses	3,726,238	89,484
Income tax payable	55,781	-

Total Adjustments	454,501	2,748,919

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,026,990	2,273,389

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	2,954	-

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,029,300)	(2,230,057)
Disposal of fixed assets	118,357	53,993

Net Cash Used In Investing Activities	(910,943)	(2,176,064)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loan	3,555,680	-
Repayment of other loans	(254,156)	(67,766)
Repayment of bank loan	(3,443,000)	(68,299)

Net Cash Used In Financing Activities	(141,476)	(136,065)

NET INCREASE IN CASH AND CASH EQUIVALENTS	977,525	(38,740)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	312,470	351,210

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,289,995	$312,470

See accountants’ report and notes to financial statements.

QINGDAO RENMIN PRINTING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Qingdao Renmin Printing Co., Ltd. (the “Company”) was formed on May 24, 2001, under the corporate laws of the People’s Republic of China (“PRC”). Its primary business is to print and produce packaging products for sale to beverage and other industries. The Company is located in the City of Qingdao, Shandong Province, PRC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America (GAAP).

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," the Company considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

ACCOUNTS RECEIVABLE

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial. Therefore, allowance account was set a minimum of $12,296.

INVENTORY

Inventory is stated at weighted average cost, which takes into account historical prices on a continuing basis

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated using the straight-line method, over 5 and 40 years. The carrying value of long lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based upon current and anticipated future undiscounted cash flows. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists for the year ended June 30, 2006.

VALUATION OF LONG LIVED ASSETS

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets Per SFAS 144, the Company is required to periodically evaluate the carrying value of long lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

QINGDAO RENMIN PRINTING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

VALUATION OF LONG LIVED ASSETS (continued)

In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company is of the opinion that as of June 30, 2006 there were no significant impairments of its long-lived assets.

REVENUE RECOGNITION

The Company derives its revenues primarily from sales of printed packaging products. Revenues are recognized at point of sale.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2004, the Emerging Issues Task Force, or EITF, finalized its consensuses on EITF 04-01, “Accounting for Preexisting Relationships between the Parties to a Business Combination”. The consensuses in EITF 04-01 provide guidance on how to account for the settlement of a preexisting relationship and how it affects the accounting of the business combination. EITF 04-01 is effective for business combinations consummated in reporting periods beginning after October 13, 2004. The adoption of this statement did not have material impact on the Company’s financial statements.

In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123 (Revised 2004) “Share-based Payment” that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the fair value on the date of grant of the equity or liability instruments issued. In addition, the fair value of liability instruments will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides services in exchange for the award. In March 2005, the SEC issued Staff Accounting Bulletin 107 which describes the SEC staff’s expectations in determining the assumptions that underlie the fair value estimates and discusses the interaction of SFAS No. 123 (Revised) with existing SEC guidance. In April 2005, the SEC deferred the effective date for SFAS No. 123 (Revised) to the beginning of the first fiscal year that begins after June 15, 2005. The adoption of this statement did not have material impact on the Company’s financial statements.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligation”, or FIN 47, to clarify that the term “conditional asset retirement obligation” as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity must recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this statement did not have a material impact on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 requires that changes in accounting principle be retrospectively applied. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe adoption of this statement will have a material impact on the Company’s financial statements.

QINGDAO RENMIN PRINTING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In June 2005, the FASB issued Staff Position No. 143-1, “Accounting for Electronic Equipment Waste Obligations”, or FSP 143-1 provides guidance on how commercial users and producers of electronic equipment should recognize and measure asset retirement obligations that arise from European Union (“EU”) Directive 2002/96/EC on Waste Electrical and Electronic Equipment (the “Directive”). FSP 143-1 is effective the later of the first reporting period that ends after June 8, 2005 or the date that the EU-member country adopts a law to implement the Directive. The Company does not believe adoption of this statement will have a material impact on the Company’s financial statement.

In June 2005, the EITF reached a consensus on EITF 05-6, “Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination”. EITF 05-6 requires leasehold improvements purchased after the beginning of the initial lease term or that are acquired in a business combination to be amortized over the lesser of the useful life of the assets of a term that includes the original lease term plus any renewals that are reasonably assured at the date the leasehold improvements are purchased or acquired. In September 2005, the EITF modified the consensus to clarify that this issue does not apply to preexisting leasehold improvements. This guidance was effective for leasehold improvements purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of this statement did not have a material impact on the Company’s financial statements.

In October 2005, the FASB issued Staff Position No. 13-1, “Accounting for Rental Costs Incurred During a Construction Period”, or FSP 13-1 states that rental costs associated with ground or building operating leases incurred during a construction period shall be recognized as rental expense and not capitalized. FSP 13-1 is effective for the first reporting period beginning after December 15, 2005. The Company does not believe adoption of this statement will have a material impact on the Company’s financial statements.

In November 2005, the FASB issued Staff Position Nos. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments”. This statement addresses the determination as to when an investment is considered impaired, whether the impairment is other-than-temporary and the measurement of an impairment loss. The statement is effective for reporting periods beginning after December 15, 2005. The Company does not believe adoption of this statement will have material impact on the Company’s financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe adoption of this statement will have a material impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy (i.e., levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 category, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not believe adoption of this statement will have a material impact on the Company’s financial statements.

QINGDAO RENMIN PRINTING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132®” (“SFAS 158”) requires employers to recognize the overfunded or underfunded status of a defined benefit post-retirement plan as an asset or liability in its statement of financial position. Further, SFAS 158 requires employers to recognize changes in the funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for fiscal years ending after December 15, 2006. The Company does not believe adoption of this statement will have a material impact on the Company’s financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying misstatement that, when all relevant quantitative and qualitative factors considered, is material. SAB 108 is effective for fiscal years ending on or after November 15, 2006, with early application encouraged. The Company does not believe that SAB 108 will have a material impact on its financial position or results of operations.

In June 2006, the FASB ratified the consensus reached by the EITF related to ETIF Issue No. 06-5 “Accounting for Purchases of Life Insurance - Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life insurance” (“EITF 06-5”), which requires that a policyholder consider additional amounts included in the contractual terms of the policy in determining the amount that could be realized under the life insurance policy. EITF 06-5 provides additional guidance for determining the amount to be realized, including the policy level for which the analysis should be performed, amounts excluded and measurement criteria. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The Company does not believe adoption of this statement will have a material impact on the Company’s financial statements.

ADVERTISING COSTS

The Company expenses the cost of advertising as incurred. Advertising costs for the year ended June 30, 2006 and 2005 were insignificant.

INCOME TAXES

Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse. Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended June 30, 2006 and 2005.

The Company is subject to PRC Enterprise Income Tax at a rate of 15% on net income.

QINGDAO RENMIN PRINTING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company considers the carrying amounts reported in the Balance Sheet for current assets and current liabilities qualifying as financial instruments and approximating fair value.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company is determined using local currency (Chinese Yuan) as the functional currency. Assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Currency translation adjustments arising from the use of different exchange rates from are included in the accumulated comprehensive income (loss) in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

NOTE 3 - INVENTORY

Inventory at June 30, 2006 consisted of the following:

Finished products	$486,197
Raw materials	1,363,597
Parts and supplies	210,649
Work in process	291,207
Total	$2,351,650

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2006 consisted of the following:

Property and equipment	$12,618,293
Less: Accumulated depreciation	5,897,950
Total	$6,720,343

Depreciation expense for the year ending June 30, 2006 and June 30, 2005 was $639,403 and $1,661,382, respectively.

NOTE 5 - INTANGIBLE ASSETS

The Company's office and manufacturing site is located in Qingdao, Shandong Province, PRC. The Company is authorized by the government of the People’s Republic of China to use the land free of charge for an unspecified number of years.

QINGDAO RENMIN PRINTING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 6 - BANK LOANS PAYABLE

Loan payables consist of the following term loans as of June 30, 2006:

On February 13, 2006, the Company obtained a loan from China CITY Bank, of which the principal is to be paid in full by February 13, 2007. The interest is to be calculated using annual fixed interest rate of 6.138% and paid monthly.
The loan is secured by the company's equipment.	$250,400

On April 3, 2006, the Company obtained a loan from China CITY Bank, of which the principal is to be paid in full by January 20, 2007. The interest is to be calculated using annual fixed interest rate of 6.138% and paid monthly.
The loan is secured by the company's equipment.	250,400

On June 23, 2006, the Company obtained a loan from China CITY Bank, of which the principal is to be paid in full by June 15, 2007. The interest is to be calculated using annual fixed interest rate of 7.024% and paid monthly.
The loan is secured by the company's equipment.	375,600

On March 24, 2006, the Company obtained a loan from China CITY Bank, of which the principal is to be paid in full by January 20, 2007. The interest is to be calculated using annual fixed interest rate of 6.138% and paid monthly.
The loan is secured by the company's equipment.	250,400

On June 23, 2006, the Company obtained a loan from China CITY Bank, of which the principal is to be paid in full by June 15, 2007. The interest is to be calculated using annual fixed interest rate of 7.02% and paid monthly.
The loan is secured by the company's equipment.	375,600

On December 27, 2005, the Company obtained a loan from China Industrial &
Commercial Bank of which the principal is to be paid in full by December 26,
2006. The interest is to be calculated using annual fixed interest rate of
6.138% and paid monthly. The loan is secured by company's fixed assets.	1,903,040

On June 15, 2005, the Company obtained a loan from China Industrial &
Commercial Bank of which the principal is to be paid in full by June 08, 2006.
The interest is to be calculated using annual fixed interest rate of 6.138% and
paid monthly. The loan is secured by company's fixed assets.	926,480

Total bank loans payable	4,331,920

NOTE 7 - OTHER LOANS PAYABLE

These loans represent borrowings from other business entities as well as the Company’s employees. Such loans are short-term in nature, unsecured and non interest bearing.

NOTE 8 - SUPPLEMENTAL CASH FLOW DISCLOSURES

	2006	2005

Cash paid during the year for interest	$341,021	$238,421
Cash paid during the year for income taxes	$100,983	$32,384

QINGDAO RENMIN PRINTING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 9 - EMPLOYEE WELFARE PLAN

The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to the employee welfare plan.

The total expenses for the above plan for the years ended June 30, 2006 and 2005 were $186,752 and $140,767, respectively. The Company recorded total employee benefits payable of $95,807 and $69,805 as of June 30, 2006 and 2005, respectively.

NOTE 10 - STATUTORY COMMON WELFARE FUND

As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees;

Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting. The Company did not provide a reserve for the welfare fund for the years ended June 30, 2006 and 2005, respectively.

NOTE 11 - RISK FACTORS

The Company had 10 major vendors who provided over 84% of the Company raw materials for the year ended June 30, 2006 and 2005. Total purchases from these vendors were 84% of the Company’s total raw materials purchases for the years ended June 30, 2006 and 2005, respectively.

10 major customers accounted for 95% of the net revenue for the years ended June 30, 2006 and 2005, respectively.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 12 - CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions of $2,223,921.

NOTE 13 - SUBSEQUENT EVENTS

In September 2006, Grand International Industrial Ltd. acquired an 88.23% interest in the Company through a stock purchase transaction.

JPAK GROUP CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

JPAK GROUP CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

FINANCIAL STATEMENTS

Consolidated Balance Sheet	F-13

Consolidated Statements of Operations and Other Comprehensive Income	F-14

Consolidated Statements of Cash Flows	F-15

Notes to Consolidated Financial Statements	F-16 - F-18

JPAK GROUP CO., LTD.

CONSOLIDATED BALANCE SHEET

MARCH 31, 2007

(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$472,633
Restricted cash for trade notes repayment	26,205
Accounts receivable, net of allowance of $31,907	7,170,244
Inventory	3,410,212
Prepaid expenses	116,577

Total Current Assets	11,195,871

PROPERTY AND EQUIPMENT, NET	7,977,596

Total Assets	$19,173,467

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,389,800
Short term bank loans	3,962,700
Other payables	88,364

Total Current Liabilities	9,440,864

LONG-TERM BANK LOANS LIABILITIE	2,039,852

STOCKHOLDERS’ EQUITY
Capital contribution	5,870,470
Retained earnings	1,464,520
Minority interest	104,157
Accumulated other comprehensive income	253,604

Total Stockholders’ Equity	7,692,751

Total Liabilities and Stockholders’ Equity	$19,173,467

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP CO., LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND OTHER COMPREHENSIVE INCOME

(UNAUDITED)

	Nine Months Ended March 31,

	2007	2006

SALES	$21,193,911	$13,652,224

COST OF SALES	16,363,957	11,165,567

GROSS PROFIT	4,829,954	2,486,657

EXPENSES
Selling, general and administrative	3,347,475	2,073,395
Depreciation expense	38,564	26,517

Total Expenses	3,386,039	2,099,912

INCOME FROM OPERATIONS	1,443,915	386,745

OTHER INCOME (EXPENSES)
Interest expense	(285,715)	(284,886)
Non-operating expenses	(18,940)	(281)
Government subsidy income	145,666	2,292

Total Other Income (Expenses)	(158,989)	(282,875)

INCOME BEFORE PROVISION FOR INCOME TAX	1,284,926	103,870

PROVISION FOR INCOME TAXES	262,303	36,866

INCOME BEFORE MINORITY INTEREST	1,022,623	67,004

MINORITY INTEREST	104,157	-

NET INCOME	918,466	67,004

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	82,183	42,224

COMPREHENSIVE INCOME	$1,000,649	$109,228

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended March 31,

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$918,466	$67,004
Adjustments to reconcile net income to net cash
provided (used) by operating activities:
Minority interest	104,157	-
Depreciation	558,230	377,138
Loss on disposal of fixed assets	171,948	-
Bad debt expense	31,372	14,907
Changes in assets and liabilities:
Accounts receivable	2,165,161	(3,313,878)
Inventory	(961,410)	123,585
Restricted cash for trade notes repayment	961,996	43,848
Other receivables, net	86,883	2,122,535
Prepaid expenses	(55,725)	(262,641)
Accounts payable and accrued expenses	(1,291,987)	3,302,659
Other current liabilities	(22,970)	(130,825)
Other loans payable	(2,556,050)	(852,828)

Total Adjustments	(808,395)	1,424,500

Net Cash Provided By Operating Activities	110,071	1,491,504

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,739,421)	(698,951)

Net Cash Used By Investing Activities	(1,739,421)	(698,951)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	87,004	-
Loan from bank	1,496,350	(432,985)
Proceeds from reserve surplus	72,714	118,162
Proceeds from notes	(850,564)	196,478
Repayments of shareholder loans	(47,106)	(296,898)

Net Cash Provided (Used) By Financing Activities	758,398	(415,243)

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	53,590	13,138

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(817,362)	390,448

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,289,995	312,468

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$472,633	$702,916

The accompanying notes are an integral part of these consolidated financial statements.

JPAK GROUP CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

JPAK Group Co., Ltd. is a British Virgin Islands based holding company incorporated as of June 2006 (the “Company”). In September 2006, the Company acquired a 100% interest in Grand International Industrial Ltd. which was incorporated on August 4, 2006, in the city of Hong Kong, the People’s Republic of Hong Kong China (“Grand International”). In August 2006, Grand International acquired a 88.23% interest in Qingdao Renmin Printing Co., Ltd., which was incorporated in May 2001 in the city of Qingdao, the People’s Republic of China (“Qingdao”). The consolidated financial statements reflect all predecessor statements of income and cash flow activities from the inception of Qingdao in August 2006.

NOTE 2 - INTERIM FINANCIAL STATEMENTS

These interim financial statements should be read in conjunction with the audited financial statements of Qingdao for the fiscal years ended June 30, 2006 and 2005, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the fiscal years ended June 30, 2006 and 2005.

NOTE 3 - SUMMARY OF SIGNFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and with the requirements of Form 10-QSB and Item 310 of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

NOTE 4 - INVENTORY

Inventory at March 31, 2007 consisted of the following:

Finished products	$656,307
Raw materials	1,535,613
Parts and supplies	49,246
Work in process	1,169,046
Total	$3,410,212

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2007 consisted of the following:

Property and equipment	$13,502,577
Less: Accumulated depreciation	5,524,981
Total	$7,977,596

Depreciation expense for the nine months ended March 31, 2007 and 2006 was $558,230 and $377,138, respectively.

JPAK GROUP CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

NOTE 6 - BANK LOANS PAYABLE

Loan payables consist of the following term loans as of March 31, 2007:

On June 23, 2006, the Company obtained a loan from China City Bank of which the principal is to be paid in full by June 15, 2007. The interest is to be calculated using annual fixed interest rate of 7.024% and paid monthly. The loan is secured by the Company’s equipment.	$621,600

On June 23, 2006, the Company obtained a loan from China City Bank of which the principal is to be paid in full by June 15, 2007. The interest is to be calculated using annual fixed interest rate of 7.024% and paid monthly. The loan is secured by the Company’s equipment.	$621,600

On February 12, 2007, the Company obtained a loan from China Industrial & Commercial Bank of which the principal is to be paid in full by February 11, 2008. The interest is to be calculated using annual fixed interest rate of 6.732% and paid monthly. The loan is secured by the Company’s equipment.	$647,500

On February 12, 2007, the Company obtained a loan from China Bank of Commerce of which the principal is to be paid in full by February 11, 2008. The interest is to be calculated using annual fixed interest rate of 5.610% and paid monthly. The loan is secured by the Company’s equipment.	$2,072,000

$3,962,700

NOTE 7 - SUPPLEMENTAL CASH FLOW DISCLOSURES

	Nine Months Ended March 31,

	2007	2006

Cash paid for interest	$287,752	$284,886

Cash paid for income taxes	$262,303	$36,866

NOTE 8 - SUBSEQUENT EVENTS

In July 2007, Grand International completed the acquisition of the remaining 11.77% of the state-owned equity interest and now owns 100% of the equity interest of Qingdao.

In May 2007, the Company issued Convertible Promissory Notes in the aggregate principal amount of $5.5 million to certain investors (the “Notes”). Under the terms of the Notes, the Notes will automatically convert into securities of the surviving company in connection with a reverse merger, as follows: (i) 5,608,564 shares of the Company’s Series A Convertible Preferred Stocks, par value $.0001 per share (the “Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of Common Stock, (ii) Class A Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.60 per share until August 2011 (the “Class A Warrants”), (iii) Class B Warrants to purchase an aggregate of 5,500,000 shares of Common Stock (subject to adjustment) at an exercise price of US$.70 per share until August 2011 (the “Class B Warrants”) and (iv) Class J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of the Company’s Common Stock, (b) Class C Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of US$.72 per share (the “Class C Warrants”) and (c) Class D Warrants to purchase an aggregate of 4,166,667 shares of Common Stock (subject to adjustment) at an exercise price of US$.84 per share (the “Class D Warrants” and together with the Class A Warrants, Class B Warrants and Class C Warrants, the “Warrants”). The Class J Warrants shall only be exercisable until 90 days following the effective date of a registration statement registering for resale the shares of common stock underlying the securities issued in the financing.

Unaudited Pro Forma Condensed Financial Statements
As of March 31, 2007
and
For the Nine Months Ended March 31, 2007 and the Year Ended June 30, 2006

The following unaudited pro forma condensed financial statements of Jpak Group, Inc. (f/k/a RX Staffing, Inc.) (the “Company”) have been prepared to indicate how the financial statements of the Company might have looked if the share exchange with JPAK Group Co., Ltd. and transactions related to the share exchange had occurred as of the beginning of the period presented.

The pro forma condensed financial statements have been prepared using the unaudited historical financial statements of the Company and JPAK Group Co., Ltd. as of and for the nine months ended March 31, 2007 and for the year ended June 30, 2006. For accounting purposes, because the Company had become a shell company, the share exchange will be treated as a recapitalization of RX Staffing, Inc.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and JPAK Group Co., Ltd. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the share exchange been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

Note that the pro forma adjustments contained in the pro forma condensed financial statements relate to the assumption of all prior and existing liabilities of Jpak Group, Inc. upon consummation of the share exchange.

Rx Staffing, Inc.
Unaudited Pro Forma Condensed Balance Sheet
March 31, 2007

	Historical		Pro Forma
	Rx Staffing, Inc.	JPAK Group, Ltd	Adjustments	Notes	Combined

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$3,797	$472,633	$-		$476,430
Restricted cash for trade notes repayment	-	26,205	-		26,205
Accounts receivable, net of allowance of $1,728	-	7,170,244	-		7,170,244
Inventory	-	3,410,212	-		3,410,212
Prepaid expenses	-	116,577	-		116,577
			-
Total Current Assets	3,797	11,195,871	-		11,199,668

PROPERTY AND EQUIPMENT, NET	2,915	7,977,596	-		7,980,511
			-
OTHER ASSET			-
Website development	3,392	-	-		3,392

Total Assets	$10,104	$19,173,467	$-		$19,183,571

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$5,389,800	$-		$5,389,800
Short-term loan payable	-	3,962,700	-		3,962,700
Other liabilities	-	88,364	-		88,364
Note payable - related party	5,000	-	(5,000)	(a)	-

Total Current Liabilities	5,000	9,440,864	-		9,440,864

LONG-TERM LIABILITIES	-	2,039,852	-		2,039,852

STOCKHOLDERS' EQUITY
Capital contribution	-	5,870,470	(5,870,470)	(a)	-
Common stock	31,500	-	11,600	(a)	43,100
Additional paid-in capital	3,500	-	5,858,870	(a)	5,862,370
Deficit accumulated during development stage	(29,896)	-	29,896	(a)	-
Retained earnings	-	1,464,520	(24,896)	(a)	1,439,624
Minority interest	-	104,157	-		104,157
Accumulated Other comprehensive income	-	253,604	-		253,604

Total Stockholders' Equity	5,104	7,692,751	-		7,702,855

Total Liabilities and Stockholders' Equity	$10,104	$19,173,467	$-		$19,183,571

					-
Note: (a) These adjustments reflect the recapitalization of the Company as a result of the transactions related to the share exchange.

RX STAFFING, INC.
Unaudited Pro Forma Condensed Statements of Operations
For the Nine Months Ended March 31, 2007

	Historical		Pro Forma
	Rx Staffing	JPAK	Adjustments	Notes	Combined

SALES	$-	$21,193,911	$-		$21,193,911

COST OF SALES	-	16,363,957	-		16,363,957

GROSS PROFIT	-	4,829,954	-		4,829,954

EXPENSES
Selling, general and administrative	5,763	3,347,475	-		3,353,238
Depreciation expense	828	38,564	-		39,392
Total Expenses	6,591	3,386,039			3,392,630

INCOME FROM OPERATIONS	(6,591)	1,443,915	-		1,437,324

OTHER INCOME (EXPENSES)
Interest expense	-	(285,715)	-		(285,715)
Non-operating expenses	-	(18,940)	-		(18,940)
Government subsidy income	-	145,666	-		145,666
Total Other Income (Expenses)	-	(158,989)			(158,989)

INCOME BEFORE PROVISION FOR INCOME TAX	(6,591)	1,284,926	-		1,278,335

PROVISION FOR INCOME TAXES	-	262,303	-		262,303

INCOME BEFORE MINORITY INTERESTS	(6,591)	1,022,623	-		1,016,032

MINORITY INTERESTS IN SUBSIDIARIES' EARNINGS	-	104,157	-		104,157

NET INCOME	(6,591)	918,466	-		911,875

OTHER COMPREHENSIVE INCOME
Foreign currency transalation adjustment	-	82,183	-		82,183

COMPREHENSIVE INCOME	$(6,591)	$1,000,649	$-		$994,058

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	(0.00)		.04	(a)	0.04

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	31,500,000		(6,995,000)	(a)	24,505,000

Rx Staffing, Inc.
Unaudited Pro Forma Condensed Statements of Operations
For the Year Ended June 30, 2006

	Historical		Pro Forma
	Rx Staffing	JPAK	Adjustments	Notes	Combined

SALES	$3,115	$22,600,309	$-		$22,603,424

COST OF SALES	-	17,407,309	-		17,407,309

GROSS PROFIT	3,115	5,193,000	-		5,196,115

EXPENSES
Selling, general and administrative	22,566	3,188,643	-		3,211,209
Depreciation expense	99	41,269	-		41,368
Total Expenses	22,665	3,229,912	-		3,252,577

INCOME FROM OPERATIONS	(19,550)	1,963,088	-		1,943,538

OTHER INCOME (EXPENSES)
Other expense	-	(233,835)	-		(233,835)
Total Other Income (Expenses)	-	(233,835)	-		(233,835)

INCOME BEFORE PROVISION FOR INCOME TAX	(19,550)	1,729,253	-		1,709,703

PROVISION FOR INCOME TAXES	-	156,764	-		156,764

INCOME BEFORE MINORITY INTERESTS	(19,550)	1,572,489	-		1,552,939

MINORITY INTERESTS IN SUBSIDIARIES' EARNINGS	-	-	-		-

NET INCOME	(19,550)	1,572,489	-		1,552,939

OTHER COMPREHENSIVE INCOME
Foreign currency transalation adjustment	-	171,421	-		171,421

COMPREHENSIVE INCOME	$(19,550)	$1,743,910	$-		$1,724,360

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	(0.00)		.07	(a)	0.07

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	31,500,000		(6,995,000)	(a)	24,505,000

Notes to Pro Forma Condensed Combined Financial Statements

Note 1 - Basis of Presentation

The Unaudited Pro Forma financial statements reflect financial information, which gives effect to the acquisition of all the outstanding common stock of JPAK Group Co., Ltd. (“Jpak”) in exchange for 23,005,000 of shares of Jpak Group, Inc. (the “Company”).

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of the Company pursuant to which Jpak is treated as the continuing entity. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Jpak that would affect the Pro Forma Statement of Operations.

Note 2 - Adjustments

(1) All of the adjustments to the Unaudited Pro Forma financial statements is due to the agreement with the majority owner of the Company to take on all the existing liabilities prior to and at closing of the merger. As such, all the prior period expenses are essentially being paid by the Company’s majority shareholder and not the Company. Therefore, all the liabilities and related expenses have been adjusted out of the Pro Forma financial statements. The adjustment to the Statement of Operations shows the adjustment as Other Income, as this arrangement will essentially create debt forgiveness income in an amount equal to the liabilities being paid by the shareholder.

(2) Pursuant to the Share Exchange Agreement there was a share cancellation resulting in a reduction of the Company shares from 31,500,000 to 1,500,000. Additionally, the Company issued an aggregate of 23,005,000 in connection with the share exchange with the Jpak shareholders and an aggregate of 5,604,564 shares of Series A preferred stock that are initially convertible into 11,209,128 shares of common stock of the Company.

EXHIBIT INDEX

Exhibit No.	Description

2.1
Securities Exchange Agreement by and among Jpak Group, Inc., Jpak Group Co., Ltd., the shareholders of Jpak Group Co., Ltd. named therein and the selling party named therein, dated as of August 9, 2007.

3.1
Articles of Incorporation of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), filed with the Secretary of State of Nevada on December 6, 2004 (incorporated by reference to Exhibit 3 of Rx Staffing, Inc.’s Form SB-2 filed on June 10, 2005).

3.1(a)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on November 29, 2006.
3.1(b)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on July 27, 2007.
3.2	By-laws of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), adopted on December 10, 2004 (incorporated by reference to Exhibit 3 of Rx Staffing, Inc.’s Form SB-2 filed on June 10, 2005).
3.2(a)	First Amendment to By-laws adopted on July 27, 2007.
4.1	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on August 9, 2007.
4.2	Form of Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Jpak Group, Inc.
4.3	Series A Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on August 9, 2007.
4.4	Series B Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on August 9, 2007.
4.5	Series J Warrant to Purchase shares of the Series B Convertible Preferred Stock, Series C Warrants to Purchase Common Stock and Series D Warrants to Purchase Common Stock, issued August 9, 2007.
4.6	Form of Series C Warrant to Purchase shares of Common Stock of Jpak Group, Inc.
4.7	Form of Series D Warrant to Purchase shares of Common Stock of Jpak Group, Inc.
10.1	Note Purchase Agreement by and among Jpak Group Co., Ltd, Grand International Industrial Limited and the investors identified therein, dated as of May 17, 2007.
10.2	Joinder Agreement executed by Jpak Group, Inc., dated as of August 9, 2007.
10.3	Registration Rights Agreement by and among Jpak Group, Inc. and the purchasers named therein, dated as of August 9, 2007.
10.4
Securities Escrow Agreement by and among Jpak Group, Inc., the purchasers named therein, the principal stockholders of Jpak Group, Inc. named therein and the escrow agent named therein, dated as of August 9, 2007.

10.5	Lock-Up Agreement by and among Jpak Group, Inc. and the shareholders of Jpak Group, Inc. named therein, dated as of August 9, 2007.
10.6	Working Capital Loan Contract, effective as of August 27, 2006, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender.
10.7	Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Qingdao City Commercial Bank, Yongping Branch, as lender.
10.8	Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender.
10.9	Working Capital Loan Contract, effective as of April 10, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender.
21.1	List of Subsidiaries of the Company